Exhibit 10.2*

LEASE

Landlord:    IQHQ-ALEWIFE, LLC, a Delaware limited liability company

Tenant:    GCP APPLIED TECHNOLOGIES INC., a Delaware corporation

Property Address: The parcels known as 36-64 Whittemore Avenue, 1R-3R Alewife Brook Parkway, 53-59 Whittemore Avenue, 65-85 Whittemore Avenue, 91-99 Whittemore Avenue, and 115 Whittemore Avenue, Cambridge, Massachusetts 02140

Exhibit 10.2*
TABLE OF CONTENTS

ARTICLE ONE    - BASIC TERMS
ARTICLE TWO    - PROPERTY/HENKEL LEASE
ARTICLE THREE    - LEASE TERM, SURRENDER AND HOLDING OVER
ARTICLE FOUR    - RENT
ARTICLE FIVE    - PROPERTY TAXES
ARTICLE SIX    - UTILITIES
ARTICLE SEVEN    - CONDITION AND MAINTENANCE OF PROPERTY
ARTICLE EIGHT    - USE OF PROPERTY
ARTICLE NINE    - INDEMNITY AND INSURANCE
ARTICLE TEN    - DAMAGE OR TAKING
ARTICLE ELEVEN    - QUIET ENJOYMENT
ARTICLE TWELVE    - ASSIGNMENT AND SUBLETTING
ARTICLE THIRTEEN    - DEFAULTS
ARTICLE FOURTEEN - PROTECTION OF LENDERS
ARTICLE FIFTEEN    - LANDLORD LIABILITY
ARTICLE SIXTEEN    - MISCELLANEOUS PROVISIONS

Exhibit 10.2*
ARTICLE ONE - BASIC TERMS
The following terms used in this Lease shall have the meanings set forth below. Except as provided herein, this Lease and Tenant’s right to the Property shall be subject to terms and conditions of the Henkel Lease (as defined in Article 2 below).

a.Effective Date:
July 31, 2020.
b.Landlord:
IQHQ-ALEWIFE, LLC, a Delaware limited liability company
c.Tenant:
GCP    APPLIED TECHNOLOGIES INC., a Delaware corporation

d.Address of Property:
36-64 Whittemore Avenue, 1R-3R Alewife Brook
Parkway, 53-59 Whittemore Avenue, 65-85 Whittemore Avenue, 91-99 Whittemore Avenue, and 115 Whittemore Avenue, Cambridge, Massachusetts 02140
e.Property:
The real property described in Exhibit A attached hereto, together with the buildings, structures and fixtures located on such real property as of the Effective Date (or as may be hereafter located on such real property to the extent installed by or on behalf of Tenant in accordance with the terms and conditions hereof), and the rights and privileges now appurtenant thereto.

f.Lease Commencement Date:
July 31, 2020.
g.Term:
The period commencing on the Lease Commencement Date and expiring on the last day of the eighteenth (18th) full calendar month thereafter (the "Initial Term"), as the same may be extended or sooner terminated as expressly set forth herein (with the last day of the Term being the "Expiration Date").
h.Permitted Uses::
Subject to Tenant obtaining and maintaining at its sole cost and expense all necessary governmental and third party permits and approvals required therefor, laboratory, office, research and development, light manufacturing, distribution, storage and warehouse, training and education, and any uses that Tenant is presently conducting at the Property as of the

Exhibit 10.2*
Effective Date, including all uses accessory and ancillary thereto.

i.Address of Landlord for Notices:    c/o IQHQ, L.P.
674 Via de la Valle, Suite 206 Solana Beach, CA 92075 Attention: Tracy Murphy, President

and a copy to:

Crosbie Gliner Schiffman Southard & Swanson LLP 12750 High Bluff Drive, Suite 250
San Diego, CA 92130 Attention: Sean Southard, Esq.

j.Address of Tenant for Notices:
GCP Applied Technologies Inc.
62 Whittemore Avenue
Cambridge, MA 02140
Attn: Paul Hanlon, Vice President, Global Supply Chain and James E. Thompson, Vice President,
General Counsel and Secretary

with a copy to:
Brown Rudnick LLP One Financial Center Boston, MA 02111
Attn: Thomas J. Phillips, Esq.
and Gregory S. Sampson, Esq.

k.Purchase and Sale Agreement:
That certain Purchase and Sale Agreement dated
July 2, 2020 by and between Tenant, as Seller, and IQHQ, L.P., as Buyer (the "Purchase Agreement").

l.Exhibit A: Description of Property Exhibit B: Critical Areas
Exhibit C: Activity and Use Limitations Exhibit D: Environmental Questionnaire Exhibit E: Henkel Lease

ARTICLE TWO - PROPERTY/HENKEL LEASE

a.Lease of Property. Landlord leases the Property to Tenant and Tenant leases the Property from Landlord for the Term of this Lease.

Exhibit 10.2*
b."As Is" Condition of Property. Tenant and Landlord each acknowledges that Tenant, has sold and conveyed the Property to Landlord on the Lease Commencement Date and that Tenant is currently and has been in occupancy of the Property prior to the Lease Commencement Date. Accordingly, Tenant and Landlord agree that the Property is delivered to Tenant as of the Lease Commencement Date in its "as is, where is" condition and with all faults, and Landlord shall have no obligations to perform any work on the Property, make any improvements thereto or otherwise prepare the Property for occupancy by Tenant. Tenant acknowledges that neither Landlord nor any agent nor affiliate of Landlord has made any representation as to the condition of the Property or the suitability of the Property for the intended use by Tenant, its affiliates or any party claiming under Tenant. Tenant represents and warrants that Tenant has made its own inspection of and inquiry regarding the condition of the Property and is not relying on any representations of Landlord or any other party with respect thereto.

c.Henkel Lease.

i.Pursuant to that certain Lease between Tenant, as “landlord”, and Henkel Corporation, a Delaware corporation, as tenant ("Henkel Tenant"), dated as of July 3, 2019 (the "Henkel Lease") (a copy of which is attached hereto as Exhibit E), Henkel Tenant, as of the Effective Date, leases and occupies certain portions of the Property (as more particularly described in the Henkel Lease, the "Henkel Premises"). The parties acknowledge and agree that Landlord has acquired the Property subject to the Henkel Lease.

ii.Assignment of Henkel Lease. Effective as of the Effective Date, Landlord, as assignor, hereby assigns and delivers to Tenant, as assignee, all of Landlord's estate, right, title and interest in and to the Henkel Lease and Tenant hereby accepts such assignment and assumes all of Landlord's obligations and/or covenants under the Henkel Lease. In furtherance of the foregoing assignment, the parties hereby agree and acknowledge that, as of the Effective Date, the Henkel Lease shall be deemed a sublease between Tenant (as sublandlord) and Henkel Tenant (as subtenant). In furtherance of the foregoing, from and after the Effective Date, Landlord is hereby released from, and Tenant expressly assumes and shall be responsible for, all obligations and/or covenants on the part of “landlord” under the Henkel Lease, and Tenant agrees to protect, defend, indemnify and hold Landlord and the Landlord Indemnified Parties (as defined in Section 9.01 below), harmless from and against any and all liabilities, judgments, damages, losses, costs, fines, penalties, costs, expenses, attorneys' fees, court costs and claims (collectively, "Henkel Liabilities"), which may at any time be asserted against Landlord by (a) Henkel Tenant for failure of Tenant to perform any of the obligations and/or covenants on the part of "Landlord" under the Henkel Lease, or (b) Henkel Tenant or any other person or entity by reason of the lease, use and/or occupancy of the Henkel Premises under or otherwise in connection with the Henkel Lease; except that the foregoing shall not relieve Landlord of any Henkel Liabilities to the extent arising on account of Landlord's breach of its obligations under this Lease or Landlord's negligence or willful misconduct (subject, however, to the waivers described in Section 9.04).. The provisions of this Section 2.03(a) shall survive the expiration or earlier termination of the Henkel Lease and/or this Lease.

Exhibit 10.2*
iii.Surrender Obligation. Tenant further acknowledges that its obligations hereunder to vacate and surrender the entire Property when and as required pursuant to the terms of this Lease, including without limitation its obligations to remediate and clean-up the Property under Section 3.04(c), shall extend to the Henkel Premises. In furtherance of the foregoing, Tenant shall use commercially reasonable efforts to pursue all legal actions as may be necessary against the Henkel Tenant (including, summary process proceedings) in order for Tenant to comply with Tenant's obligation to vacate and surrender the entire property (including the Henkel Premises) when and as required hereunder. In furtherance thereof, the parties acknowledge that concurrently with the execution and delivery of this Lease (and in accordance with Section of the Purchase and Sale Agreement), Tenant has delivered to Henkel Tenant an effective notice of termination in accordance with Section 2 of the Henkel Lease pursuant to which the Henkel Lease will terminate by no later than the expiration of the Initial Term.

ARTICLE THREE - LEASE TERM, SURRENDER AND HOLDING OVER

a.Lease Term. The Term of this Lease shall commence on the Lease Commencement Date and expire on the Expiration Date unless sooner terminated or extended pursuant to the express terms of this Lease.

b.Extension Option. So long as Tenant is not in Default under this Lease beyond applicable notice and cure periods on the date that Tenant exercises the Extension Option (as defined below) and at Landlord’s election as of the commencement of the Extension Option, Tenant shall have the right and option (the "Extension Option") to extend the Initial Term for one
(1) period of six (6) months (the "Extended Term"), exercisable by written notice given to Landlord ("Exercise Notice") not later than nine (9) months prior to the last day of the Initial Term as then in effect. Extension of the Term pursuant to the Extension Option shall be on all the same terms and conditions as this Lease, except that during the Extended Term Tenant shall pay Landlord monthly base rent equal to $604,015.00 (the "Extended Term Monthly Base Rent"), due on the first day of each calendar month of the Extension Term without demand, notice, offset or deduction. The rights contained in this Section 3.02 shall be personal to the Tenant named in this Lease (the "Original Tenant") or an Affiliated Assignee (as defined in Section 12.03 below) and may only be exercised by the Original Tenant or such Affiliate Assignee (and not any other assignee, sublessee or other transferee of the Original Tenant's interest in this Lease). Tenant's failure to deliver the Exercise Notice on or before the date specified above shall be deemed to constitute Tenant's election not to exercise the Extension Option.

c.Intentionally Deleted.

d.Surrender and Condition upon Lease Expiration or Termination.

i.On or before the expiration of the Term or any earlier termination of this Lease, Tenant shall surrender and yield up the Property to Landlord in the condition in which Tenant is required to maintain the Property during the Term pursuant to Section 7.01 below and otherwise broom-clean, free of all Hazardous Materials for which Tenant is responsible pursuant to Article 8 and this Section 3.04 below and also free of Tenant's furniture, equipment, signage,

Exhibit 10.2*
trade fixtures and other personal property (except for any Allowable Personal Property, as defined below), and free from all occupants, subtenants, or other persons or entities claiming rights of possession by, through or under Tenant. Landlord may treat any personal property not so removed by the date required hereunder as abandoned and may dispose of the same, with the actual out-of- pocket cost of disposal to Landlord to be paid by Tenant upon receipt of an invoice therefor in reasonable detail. Notwithstanding the foregoing or anything to the contrary contained herein, Tenant shall not be obligated to surrender any Demolition Premises (as defined herein) in any particular condition or free from any of Tenant's trade fixtures, except that any Demolition Premises shall be surrendered free from all Hazardous Materials for which Tenant is responsible pursuant to Article 8 and this Section 3.04 below, and free from Tenant’s furniture, equipment, signage and other personal property (except for any Allowable Personal Property, as defined below), occupants, subtenants, or other persons or entities claiming rights of possession by, through or under Tenant.

ii.No later than sixty (60) days prior to the Expiration Date, Tenant may at its election deliver to Landlord notice containing a written schedule of personal property that Tenant does not desire to remove from the Property at the conclusion of the Term (the "Proposed Schedule"). Upon its receipt of such Proposed Schedule, Landlord shall have fifteen
(15) business days to deliver to Tenant a written response pursuant to which Landlord shall in its sole discretion either accept or reject, on a line item basis (or otherwise, by a categorical rejection of all such items), the personal property identified in the Proposed Schedule. Any items of Tenant's personal property that Landlord so accepts (the "Allowable Personal Property") may, at Tenant's election, remain at the Property on or after the Expiration Date and any items of Tenant's personal property that Landlord so rejects shall be removed from the Property by Tenant on or before the Expiration Date. Landlord's failure to timely respond to the Proposed Schedule, or to so accept or reject any particular line items therein within five (5) business days after receipt of a second (2nd) written notice from Tenant (i.e., in addition to the original notice containing the Proposed Schedule) stating in all capital letters that Landlord’s continued failure to respond will result in Landlord’s deemed acceptance of all items referred to in the Proposed Schedule, shall constitute Landlord's acceptance thereof.

iii.Notwithstanding anything to the contrary contained in this Lease and in addition to Tenant’s obligations set forth in 8.04 below, because portions of the Property are being used as laboratory space and manufacturing space (collectively, the "Lab Space"), then upon expiration or earlier termination of this Lease, Tenant shall remove all furniture, fixtures, equipment and other property from such Lab Space (excepting any Allowable Personal Property) and return such space to Landlord in the condition required under Section 7.01 below. Furthermore, at least thirty (30) days prior to Tenant's surrender of possession of the Property (or in the event of an earlier termination of this Lease, as soon as reasonably possible following such termination), Tenant shall provide Landlord with a facility decommissioning and Hazardous Materials closure plan for the Lab Space which complies with the American National Standards Institute's Laboratory Decommissioning guidelines (ANSI/AIHA Z9.11-2016) or any successor standards published by ANSI or any successor organization (or, if ANSI and its successors no longer exist, a similar entity publishing similar standards) ("Exit Survey") prepared by an independent third party state-certified professional with appropriate expertise, in a form reasonably acceptable to Landlord. In addition, at least ten (10) days prior to Tenant's surrender

Exhibit 10.2*
of possession of any Lab Space, Tenant shall (i) provide Landlord with written evidence of all appropriate governmental releases obtained by Tenant in accordance with Legal Requirements (e.g., decommissioning of any radioactive licenses) and relating to any Hazardous Materials used at the Property, and (ii) conduct a site inspection with Landlord. Tenant agrees to remain responsible after the surrender of the Property for the remediation of any recognized environmental conditions set forth in the Exit Survey (and the Environmental Assessment as applicable) in accordance with a remediation plan reasonably approved by Landlord. Tenant's

Exhibit 10.2*
obligations under this Section 3.04 shall survive the expiration or earlier termination of this Lease

e.Demolition Premises. As used herein, "Demolition Premises" shall mean any portions of the Property that Landlord in its sole discretion intends to demolish or perform a so- called gut rehabilitation with respect to which following the termination or expiration of this Lease. Landlord agrees to notify Tenant promptly upon Landlord's determination of any Demolition Premises.

f.Holding Over. Tenant shall vacate and surrender the Property in accordance with Section 3.03 and the terms of this Lease on or before the Expiration Date or earlier termination of this Lease. Any failure by Tenant to timely surrender the Property in accordance with Section
3.03 shall render Tenant a tenant at sufferance at a monthly base rental rate equal to one hundred twenty-five percent (125%) of the Extended Term Monthly Base Rent rental rate for the first thirty
(30) days of any holding over and at a monthly base rental rate equal to one hundred fifty percent (150%) of the Extended Term Monthly Base Rent rental rate thereafter. Tenant agrees that any holding over by the Henkel Tenant under the Henkel Lease that extends beyond the expiration or earlier termination of this Lease or the date Tenant is required to vacate and surrender the Property will be deemed to be a holdover by Tenant under this Lease. During any such holding over, Tenant's holding over shall be subject to all of the other terms and provisions of this Lease. Acceptance by Landlord of Rent after such expiration or earlier termination shall not constitute a consent to a hold over hereunder or result in an extension of this Lease. If Tenant holds over for more than thirty (30) days, then Tenant shall also indemnify, defend and pay to Landlord and Landlord Indemnified Parties (as defined below) all losses, costs, damages and/or claims sustained by Landlord resulting from retention of possession by Tenant beyond such thirty (30) days (the "30-Day Period"), including without limiting the generality of the foregoing, any claims made by any contractor or other third party with whom Landlord has a written contract relating to any interference with or delays in the demolition, development, redevelopment or refurbishment of the Property and/or any succeeding tenant under a lease or occupancy agreement or purchaser under a written purchase agreement founded upon such failure to surrender (any such contract, lease or purchase agreement being a "Third Party Agreement"); provided that if Landlord shall have notified Tenant by no later than thirty (30) days prior to the Expiration Date of the existence of any Third Party Agreement(s) that require(s) Landlord to have possession and control of the Property by the Expiration Date in order for Landlord to perform its obligations thereunder, then Tenant shall be liable under the foregoing indemnification in this Section 3.06 with respect to claims against Landlord under such Third Party Agreement without regard to the 30-Day Period.

ARTICLE FOUR - RENT

a.Base Rent. Except with respect to Extended Term Monthly Base Rent as set forth in Section 3.02, Tenant shall not be obligated to pay any so-called base rent, fixed rent or minimum rent under this Lease.

Exhibit 10.2*
b.Additional Rent. All sums other than Extended Term Monthly Base Rent payable by Tenant to Landlord under this Lease, or otherwise designated to be additional rent under this Lease, shall be deemed "Additional Rent" under this Lease. Additional Rent due from Tenant to Landlord shall be payable at the Address of Landlord for Rent Payment or at such other place or to such other person as Landlord may designate in writing from time to time.

c.Tenant's Operation and Maintenance Expenses. Tenant shall be responsible for and promptly pay, directly to all suppliers, vendors, carriers, contractors, agents, insurers, service providers and other applicable parties, all the costs of the operation, management, insurance, maintenance, replacement and repair of the Property or any part thereof (subject to the provisions of Article 7 below), and all other costs and expenses with respect to the Property or any part thereof, in each case except to the extent any costs are the responsibility of Landlord as expressly set forth in this Lease or are otherwise expressly stated herein to not be Tenant's obligation (collectively "Tenant Direct Expenses"). If Landlord pays for any Tenant Direct Expenses in accordance with the terms of this Lease, then Tenant's obligation to reimburse Landlord for such costs shall be an Additional Rent obligation payable in full within thirty (30) days of invoice from Landlord in reasonable detail.

ARTICLE FIVE - PROPERTY TAXES

a.Real Property Taxes. Tenant shall pay, as Additional Rent, all of the Real Property Taxes on the Property allocable to the Term of this Lease based on a 365 day fiscal tax year. If Tenant is billed for such Real Property Taxes directly by the City of Cambridge taxing authority, Tenant shall make such payments directly to the taxing authority prior to their due date and, if requested by Landlord, provide Landlord with reasonable evidence of payment. Notwithstanding the foregoing, in the event that Landlord is billed directly by the taxing authority for any Real Property Taxes allocable to the Term, Tenant shall pay Landlord for such Real Property Taxes within thirty (30) days of receipt of Landlord's invoice therefor, and prior to delinquency (provided that Landlord's invoice shall have been delivered to Tenant at least twenty
(20) days prior to the date of delinquency), containing a copy of the taxing authority's bill therefor, and Landlord shall pay such Real Property Taxes directly to the taxing authority. Notwithstanding the foregoing or anything to the contrary contained herein, if the City of Cambridge tax assessors shall increase the valuation of the Property for fiscal year 2022 such that the Real Property Taxes increase by an amount that is 50% more than the Real Property Taxes assessed for fiscal year 2021, then (a) Tenant's obligation hereunder for Real Property Taxes for fiscal year 2022 (or any applicable portion thereof) shall be adjusted such that Tenant shall not be liable for paying for any Real Property Taxes in excess of the Real Property Taxes that would have been assessed had such increase in Real Property Taxes from fiscal year 2021 to fiscal year 2022 been limited to 50% (the "Tax Cap") and (b) Landlord shall be responsible for promptly paying or reimbursing Tenant for any Real Property Taxes in excess of the Tax Cap, in each case (a) or (b) to the extent allocable to the Term based on a 365-day year. In the event that Tenant and Landlord shall each be responsible for a portion of Real Property Taxes over a given period under the preceding sentence, those percentages shall be referred to herein as the "Respective Percentages."

Exhibit 10.2*
b.Definition of "Real Property Taxes". "Real Property Taxes" shall mean taxes, assessments (special, betterment, or otherwise), levies, fees, rent taxes, impositions, excises, charges, water and sewer rents and charges, and all other government levies and charges, general and special, ordinary and extraordinary, foreseen and unforeseen, which are imposed or levied upon or assessed against the Property. Real Property Taxes shall not include (a) federal, state or local income taxes; (b) franchise, gift, transfer, corporation, estate, excise, capital stock, succession or inheritance taxes; (c) penalties or interest for the late payment of real estate taxes (except to the extent resulting from any late payment of real estate taxes by Tenant); and (d) the portion of real estate taxes allocable to any capital improvements made to the Property by Landlord after the date this Lease is signed, except to the extent the capital improvements were done (i) at the direction of or request of the Tenant, (ii) as may be required by Legal Requirements in connection with Tenant's use of the Property and/or any alterations made by or on behalf of Tenant, or (iii) as may be required to maintain the Property pursuant to Article 7 below. If at any time during the Term the present system of ad valorem taxation of real property shall be changed so that in lieu of the whole or any part of the ad valorem tax on real property, or in lieu of increases therein, there shall be assessed on Landlord a capital levy or other tax on the gross rents received with respect to the Property or a federal, state, county, municipal, or other local income, franchise, excise or similar tax, assessment, levy, or charge (distinct from any now in effect) measured by or based, in whole or in part, upon gross rents, then all of such taxes, assessments, levies, or charges, to the extent so measured or based, shall be deemed to be Real Property Taxes under this Lease.

c.Tax Contests. Notwithstanding anything to the contrary contained herein, if Tenant shall deem itself aggrieved by any increase in the assessment of Real Property Taxes and shall in good faith desire to contest the payment thereof, then Tenant may make such payment under protest and, so long as postponement of such payment does not jeopardize Landlord's title to the Property, Tenant may contest the same with the taxing authority provided that it shall secure such payment and the interest and penalties thereon to the taxing authority if and to the extent required by law. Notwithstanding the foregoing, Tenant shall not contest or protest the payment of any Real Property Taxes or discontinue any abatement proceedings begun by it without first giving Landlord written notice of its intent so to do and allowing Landlord, at Landlord's election by written notice to Tenant, to contest or protest such payments and/or be substituted in such proceedings, in which case Landlord shall use reasonable efforts to pursue such contest or protest in good faith and keep Tenant reasonably apprised of the contest or protest. If the Real Property Taxes to be contested by Tenant are in Landlord's name, then Tenant may prosecute such contest in the name of Landlord and Landlord shall, at Tenant's request, sign all instruments reasonably necessary or appropriate therefor in form and substance reasonably acceptable to Landlord, and otherwise reasonably cooperate with Tenant, in connection therewith (at no material out-of-pocket cost to Landlord unless Tenant shall agree to reimburse Landlord for such cost). If Tenant is contesting any Real Property Taxes, then Tenant shall keep Landlord reasonably apprised thereof. If Landlord shall determine that Tenant's contest of Real Property Taxes would be reasonably likely to materially and adversely interfere with, delay or materially increase the cost of any demolition, development, redevelopment, refurbishment or sale of any portion of the Property by Landlord as determined by Landlord in good faith, then Landlord may, by notice to Tenant, inform Tenant of such determination and elect to take over the contest and be substituted for Tenant in such proceedings. If the Real Property Taxes to be contested by

Exhibit 10.2*
Landlord are in Tenant's name, then Landlord may prosecute such contest in the name of Tenant and Tenant shall, at Landlord's request, sign all instruments reasonably necessary or appropriate therefor, and otherwise reasonably cooperate with Landlord, in connection therewith (at no material out-of-pocket cost to Tenant unless Landlord shall agree to reimburse Tenant for such cost). If Landlord is contesting any Real Property Taxes, then Landlord shall keep Tenant reasonably apprised thereof. Any abatements or refunds of Real Property Taxes under this Section 5.03 shall be allocated as follows, in each case pro rata and pari passu:

First, to Tenant and Landlord to reimburse each of them for their respective actual out-of- pocket costs and expenses of the applicable contest or protest of Real Property Taxes, including, without limitation, any appraisal fees and reasonable attorneys' fees (it being acknowledged that customary contingent fees payable to attorneys shall be deemed reasonable); and

Second, to Tenant and Landlord in proportion to their Respective Percentages (as and to the extent applicable to the abated or refunded Real Estate Taxes).

The provisions of this Section 5.03 shall survive the expiration or earlier termination of this Lease.

ARTICLE SIX - UTILITIES

a.Utilities. Tenant shall promptly pay, directly to the appropriate supplier or utility provider, all costs of all natural gas, heat, cooling, energy, light, power, water, sewer service, telephone, cable, data, internet service, refuse disposal and other utilities and services supplied to the Property (collectively, "Utilities") and allocable to the Term, together with any related installation or connection charges or deposits. Tenant's payment obligations for any municipal water or sewer services billed directly to Tenant shall be Additional Rent. Notwithstanding the foregoing, Landlord may elect to have the bills for municipal water or sewer service put in Landlord's name and paid directly by Landlord, in which event Tenant shall pay Landlord directly for such services, as Additional Rent, within thirty (30) days of receipt of Landlord's invoice therefor containing a copy of the water/sewer authority's bill therefor. No interruption or failure of Utilities, from any cause whatsoever, shall constitute a default by Landlord under this Lease, or result in eviction or constructive eviction of Tenant, termination of this Lease or the abatement of rent, and Landlord shall not be liable for damages, arising out of any curtailment or interruption whatsoever in Utilities or services therefor; except for (but subject to the limitations on Landlord’s liability set forth in Section 15.01) (i) any damages incurred by Tenant as a result of any interruption or failure of Utilities arising from the negligence or willful misconduct of Landlord or its employees, agent or contractors to the extent occurring prior to the Extended Term or (ii) with respect to an Abatement Event as set forth in Section 6.02 below to the extent occurring from and after the Extended Term.

b.Abatement Event. An "Abatement Event" shall be defined as an event that prevents Tenant from using the Property or any portion thereof, as a result of any failure to provide services or access to the Property, where (i) such event is caused by the negligence or willful misconduct of Landlord, its employees, agents or contractors and is within Landlord's reasonable control, (ii) Tenant cannot and does not actually use the Property or such portion

Exhibit 10.2*
thereof for its ordinary course purposes as of the Effective Date, and (iii) such event is not caused by the negligence or willful misconduct of Tenant, its agents, employees or contractors. Tenant shall give Landlord notice ("Abatement Notice") of any such Abatement Event, and if such Abatement Event continues beyond the "Eligibility Period" (as that term is defined below), then the Extended Term Monthly Base Rent during the Extended Term, if applicable, shall be abated entirely or equitably reduced, as the case may be, after expiration of the Eligibility Period for such time that Tenant continues to be so prevented from so using, and does not so use, the Property or a portion thereof; provided, however, in the event that Tenant is prevented from so using, and does not so use, a portion of the Property for a period of time in excess of the

Eligibility Period and the remaining portion of the Property is not sufficient to allow Tenant to effectively conduct its business therein, and if Tenant does not so conduct its business from such remaining portion, then for such time after expiration of the Eligibility Period during which Tenant is so prevented from effectively conducting its business therein, the Extended Term Monthly Base Rent for the Extended Term, if applicable, for the entire Property shall be abated entirely for such time as Tenant continues to be so prevented from so using, and does not so use, the Property. If, however, Tenant resumes such use of any portion of the Property during such period, the Extended Term Monthly Base Rent for the Extended Term, if applicable, equitably allocable to such reoccupied portion, shall be payable by Tenant from the date Tenant so resumes such use of such portion of the Property. The term "Eligibility Period" shall mean a period of three (3) consecutive business days after Landlord's receipt of any Abatement Notice(s). Such right to abate Extended Term Monthly Base Rent for the Extended Term, if applicable, shall be Tenant's sole and exclusive remedy at law or in equity for an Abatement Event occurring during the Extended Term. If a fire or other casualty results in Tenant's inability to use the Property or a portion thereof, the terms and conditions of Article 10 below shall apply rather than this Section 6.02.

ARTICLE SEVEN - CONDITION AND MAINTENANCE OF PROPERTY

a.Tenant's Obligations. Tenant shall, at its sole cost and expense, maintain, replace and repair the Property in at least the same condition as existed on the Lease Commencement Date, reasonable wear and tear, casualty and condemnation excepted and excepting any items that are the responsibility of Landlord to repair or maintain as expressly set forth in this Lease or to the extent that such items that are damaged or otherwise requiring of maintenance or repair due to the negligence of willful misconduct of Landlord or its employees, agents or contractors (but subject to the waivers described in Section 9.04); provided, however, that Tenant shall have no responsibility for making any Capital Repairs except for any such Capital Repairs ("Tenant Capital Repairs") as may be required by Legal Requirements in connection with Tenant's specific manner of use of the Property (as opposed to a general office, warehouse or research & development use) and/or any alterations made by or on behalf of Tenant or any Tenant Party. Tenant shall be responsible for any necessary snow and ice removal at the Property. As used in this Lease, "Capital Repair" shall mean a repair or maintenance activity under this Lease the cost of which exceeds $25,000 per item and that is otherwise required to be capitalized in accordance with generally accepted accounting principles consistently applied ("GAAP").

b.Landlord's Obligations. Landlord shall be responsible, at its sole cost and expense, for:

Exhibit 10.2*

i.repairing and maintaining all building structures and structural systems, roofs and roof membranes, foundations, and building exteriors (except for Tenant's signage, if any) at the Property, including making any or all Capital Repairs in connection therewith;

ii.repairing and maintaining all drainage systems (including gutters and downspouts), including making any or call Capital Repairs in connection therewith, except that the cost of any such repair or maintenance of drainage systems shall be chargeable to Tenant as a Tenant Direct Expense, (provided that, with respect to any such Capital Repairs,

Landlord's costs thereof shall be amortized on a straight-line basis over an imputed useful life of ten (10) years and only the annual depreciation thereof as shall be applicable during the Term shall be charged to Tenant as a Tenant Direct Expense; and

iii.making any or all Capital Repairs at the Property other than as covered in the foregoing clauses (a) or (b) and other than any Tenant Capital Repairs,

in each such case (a), (b) or (c) as may be necessary in order to keep the same in a good and safe operating condition and in compliance with Legal Requirements (except where Tenant is responsible for such compliance as provided under this Lease), reasonable wear and tear, casualty and condemnation excepted and excepting any items damaged or otherwise requiring of maintenance or repair to the extent due to the negligence of willful misconduct of Tenant or its employees, agents or contractors (in each of which events of negligence or willful misconduct Tenant shall be responsible to the extent of such negligence or willful misconduct, subject, however, to the waivers described in Section 9.04). Notwithstanding any provision in this Lease to the contrary (including without limitation the immediate following sentence below), upon Tenant's written request, Landlord shall perform, at its sole cost and expense, all repairs required to any such portions of the Property to the extent damaged by, or otherwise requiring maintenance or repair to the extent resulting from the negligence or willful misconduct of Landlord, its employees, agents or contractors (subject, however, to the waivers described in Section 9.04). Notwithstanding the foregoing provisions of this Section 7.02 (other than the immediately preceding sentence), if Landlord's obligation to make a Capital Repair under the foregoing clause
(c) of this Section 7.02 (a "Landlord Capital Repair") will require Landlord to expend more than
$500,000 (the “Landlord Capital Repair Cap”) in the aggregate for all Landlord Capital Repairs during the entire Term then, in lieu of making such Landlord Capital Repair, Landlord shall have the right in its sole discretion to notify Tenant of Landlord's intention to terminate this Lease effective not less than ninety (90) days thereafter; provided that Tenant may, within fifteen (15) business days after receiving Landlord's termination notice, elect in its sole discretion to nullify Landlord's termination notice, in which case (i) Landlord shall have no obligation to make the particular Landlord Capital Repair that gave rise to Landlord's termination notice (the "Triggering Capital Repair") or any subsequent Landlord Capital Repairs, (ii) Tenant may, but shall not be obligated to, make the Triggering Capital Repair and any subsequent Landlord Capital Repair at its sole cost and expense (but subject to the further provisions hereof), except

Exhibit 10.2*
that Tenant shall be obligated to make any or all such Landlord Capital Repairs to the extent necessary for Tenant to continue to legally occupy the Property in compliance with applicable Legal Requirements, (iii) the failure of Landlord to make the Triggering Capital Repair (or any subsequent Landlord Capital Repair) shall not constitute a default by Landlord under this Lease, or result in eviction or constructive eviction of Tenant, termination of this Lease, or abatement of rent, and Landlord shall not be liable for damages arising out of any curtailment or interruption whatsoever in Tenant’s operations on account thereof, and (iv) to the extent that Tenant shall make any Landlord Capital Repairs under the preceding clause (ii) then Landlord shall reimburse Tenant for any costs thereof up to the Maximum Reimbursement Amount (as defined herein), such reimbursement to be made by Landlord within thirty (30) days following Landlord’s receipt of Tenant's paid invoice therefor in reasonable detail (and such reimbursement obligation to survive the expiration or earlier termination of this Lease). As used herein, "Maximum Reimbursement Amount" shall mean the Landlord's Capital Repair Cap less the cost of all Landlord Capital Repairs previously made and paid for by Landlord.

c.Alterations, Additions, and Improvements.

i.Tenant's Work. During the Term, Tenant shall not make any installations, alterations, additions, or improvements in or to the Property ("work") without Landlord's prior written consent, such consent not to be unreasonably withheld, conditioned or delayed. Notwithstanding anything to the contrary contained herein, Tenant may make cosmetic changes to the Property (the "Cosmetic Alterations"), without Landlord's consent, provided that the aggregate cost of any such alterations does not exceed $200,000.00 in any twelve (12) month period, and further provided that such alterations do not (i) require any structural or other substantial modifications to the Property, (ii) require any changes to, nor adversely affect, the systems and equipment of the Property (including, without limitation, the sprinkler system),
(iii) affect the exterior appearance of the Property, (iv) require a permit, or (v) in any manner interfere with, delay or materially increase the cost of any demolition, development, redevelopment or refurbishment of the Property by Landlord as determined by Landlord in its sole but good faith discretion. Tenant shall give Landlord at least fifteen (15) days prior notice of such Cosmetic Alterations, which notice shall be accompanied by reasonably adequate evidence that such changes meet the criteria contained in this Section 7.03(a). Tenant shall procure at Tenant's sole expense all necessary permits and licenses before undertaking any work on the Property and shall perform all such work in a good and workmanlike manner employing materials of good quality and so as to conform with all applicable Legal Requirements (as defined below in Section 8.02) and with all applicable insurance requirements. Tenant shall require all contractors employed by Tenant to carry worker's compensation insurance in accordance with statutory requirements and commercial general liability insurance covering such contractors' activities on or about the Property, written on an occurrence basis, with a combined single limit for bodily injury and property damages of not less than $3,000,000 per occurrence and Five Million Dollars ($5,000,000) in the annual aggregate naming Landlord, the Landlord Indemnified Parties, Landlord's property manager, Landlord's lender(s) and such other persons or firms as Landlord specifies from time to time, as additional insureds with an appropriate endorsement to the policy(s) and as may otherwise be reasonably required by Landlord. Tenant shall indemnify, defend and hold harmless Landlord and Landlord Indemnified Parties from all

Exhibit 10.2*
injury, loss, claims or damage to any person or property occasioned by or arising out of such work.

d.No Liens. Tenant shall pay when due, or cause to be bonded over, all claims for labor and material furnished to the Property and shall at all times keep the Property free from liens for labor and materials. Tenant hereby agrees to indemnify, defend, and hold Landlord and Landlord Indemnified Parties free and harmless from all liens and claims of lien, and all other liability, claims and demands arising out of any work done or material supplied to the Property by or at the request of Tenant in connection with any such work.

ARTICLE EIGHT - USE OF PROPERTY

a.Permitted Uses. Tenant shall use the Property only for the Permitted Uses.

b.Manner of Use. Tenant shall not cause or permit the Property to be used in any way which shall constitute a violation of any law, order, judgment, ordinance, regulation, code, directive, permit, license, covenant or restriction now or hereafter applicable to the Property, and to the use and occupancy thereof and business conducted thereon (collectively, "Legal Requirements" and each, a "Legal Requirement"), or which shall constitute a nuisance or waste. Tenant shall at all times comply with the requirements of the AULs (as defined in Section 16.19) Notwithstanding the foregoing, Tenant shall, at Tenant's sole cost and expense, be permitted to contest any Legal Requirements in good faith so long as the same shall not subject Landlord to any liability on account thereof or interfere, delay or materially increase the cost of any demolition, development, redevelopment, refurbishment, leasing or sale of any portion of the Property by Landlord as determined by Landlord in its sole but good faith discretion. Tenant hereby agrees and acknowledges that the manufacture, cultivation, sale, use, trade or possession of any drugs or other substance in violation of the laws of the United States of America in the Property shall be a material breach of this Lease (without any applicable notice and cure period) notwithstanding any contrary laws of the Commonwealth of Massachusetts. Tenant shall comply with, and Tenant's rights and obligations under this Lease and Tenant's use of the Property shall be subject and subordinate to, all recorded easements, covenants, conditions, restrictions, reciprocal easement agreements and other documents of record now affecting the Property.

c.ADA. The parties acknowledge that the Americans with Disabilities Act of 1990 (49 U.S.C. Section 12101 et seq.) and regulations and guidelines promulgated thereunder, as all of the same may be amended from time to time (collectively, the "ADA"), establish requirements pertaining to business operations, accessibility and barrier removal. Tenant acknowledges and agrees that Landlord is making no representation or warranty as to whether the Property conforms to the requirements of the ADA or any other applicable Legal Requirements. Tenant further acknowledges and agrees that to the extent that Landlord prepares, reviews or approve any of Tenant's plans and specifications for improvements to or alterations of the Property, such action shall in no event be deemed a representation or warranty that the same comply with the requirements of the ADA or any other applicable Legal Requirements. Tenant shall be responsible for the cost of all compliance of the Property with applicable Legal Requirements, including without limitation the ADA. Tenant shall also be solely responsible for all other requirements under the ADA relating to Tenant, any affiliates or subtenants of Tenant or any party claiming under Tenant, or the operations of any of them, or the Property, including, without

Exhibit 10.2*
limitation, requirements under ADA pertaining to the employees, contractors, agents, vendors, guests, customers or invitees of Tenant, its affiliates, subtenants or other occupants of the Property.

d.Hazardous Materials.

i.Landlord acknowledges that the Permitted Use by Tenant may involve the use, storage, generation, and presence of commercially reasonable amounts and quantities of Hazardous Materials in the ordinary course of the conduct of the Permitted Use consistent with Tenant's conduct of business in subject to Tenant’s compliance with applicable Environmental Requirements. Tenant shall not cause or permit any Hazardous Materials (as hereinafter defined) to be brought upon, used, stored, handled, treated, or generated in or about, or released or disposed of from, the Property in violation of applicable Environmental Requirements (as hereinafter defined) or otherwise in a manner that would violate any of the AULs affecting the

Property as of the Effective Date by Tenant or any of Tenant's agents, employees, members, managers, officers, directors, subtenants (and with specific reference to the Henkel Tenant), invitees and contractors (each, a "Tenant Party" and collectively, "Tenant Parties") during the Lease Term. If Tenant breaches the obligation stated in the preceding sentence, or if contamination of the Property or any adjacent property is caused by Hazardous Materials brought into, used, stored, handled, treated, generated in or about, or released or disposed of from the Property in violation of applicable Environmental Requirements during the Term by Tenant or any Tenant Parties, then Tenant hereby indemnifies and shall defend and hold Landlord and Landlord Indemnified Parties harmless from any and all actions (including, without limitation, remedial or enforcement actions of any kind, administrative or judicial proceedings, and orders or judgments arising out of or resulting therefrom), costs, claims, damages (including, without limitation, punitive damages and damages based upon diminution in value of the Property, or the loss of, or restriction on, use of the Property), expenses (including, without limitation, reasonable attorneys', consultants' and experts' fees, court costs and amounts paid in settlement of any claims or actions), fines, or other civil, administrative or criminal penalties, injunctive or other relief (whether or not based upon personal injury, property damage, or contamination of, or adverse effects upon, the environment, water tables or natural resources), liabilities or losses (collectively, "Environmental Claims") which arise during or after the Term as a result of such contamination or as a result of a breach by Tenant of its obligations under this Section 8.04. This indemnification of Landlord by Tenant includes, without limitation, costs incurred in connection with any investigation of site conditions or any cleanup, treatment, remedial, removal, or restoration work required by any federal, state or local governmental authority because of a breach of Tenant's obligations under this Section 8.04. Without limiting the foregoing, if the presence of any Hazardous Materials at the Property or any adjacent property caused by a violation of this Section 8.04 by Tenant or a Tenant Party during the Lease Term results in any contamination of the Property or any adjacent property, Tenant shall promptly take all actions at its sole expense and in accordance with applicable Environmental Requirements as are necessary to address any such contamination at the Property or any adjacent property in accordance with applicable Environmental Requirements, provided that Landlord's approval of such action taken at the Property shall first be obtained, which approval shall not unreasonably be withheld. Tenant shall not be liable pursuant to this Lease for any contamination or Hazardous Materials conditions that relate to the treatment, storage, use, disposal, or release of Hazardous Materials

Exhibit 10.2*
that occurred prior to the Lease Commencement Date, except to the extent that any condition in existence as of the Lease Commencement Date is exacerbated by Tenant or Tenant Parties in violation of applicable Environmental Requirements during the Term. Nothing contained in this Lease (with specific reference to the foregoing) shall constitute or be deemed to constitute waiver of any term or condition of the Purchase Agreement by either Landlord or Tenant, including without limitation, any right or remedy of Landlord or its affiliates (including IQHQ, L.P.) with respect to the Reserved Claims as defined in and subject to the Purchase Agreement or otherwise arising in connection with the Purchase Agreement. Landlord and Tenant agree and acknowledge that certain Summary of Site Conditions and Remedial Actions dated March 23, 2020 (file no. 10063-260) as prepared by Haley & Aldrich, Inc. (the "Site Conditions Report") identifies certain areas of contamination at the Property (“Preexisting Conditions”). Notwithstanding any provision to the contrary herein, the Preexisting Conditions are the responsibility of Landlord. To the extent any Hazardous Materials are identified on or below the Property in any Environmental Assessment performed upon the expiration or earlier termination of this Lease which are not identified in the Site Conditions Report, such Hazardous Materials shall be the responsibility of Landlord unless it is determined that such Hazardous Materials were introduced to the Property by or exacerbated by Tenant during the Term of the Lease. In such case, all of the indemnity, removal, remediation and other obligations of Tenant under this Section 8.04 shall apply to such Hazardous Materials.

ii.If underground or other storage tanks storing Hazardous Materials located at the Property are used by Tenant or are hereafter placed in, on or under the Property by Tenant, Tenant shall install, use, monitor, operate, maintain, upgrade and manage such storage tanks, maintain appropriate records, obtain and maintain appropriate insurance, implement required reporting procedures, properly close any underground storage tanks, and take or cause to be taken all other actions necessary or required under applicable state and federal Legal Requirements, as such now exists or may hereafter be adopted or amended in connection with the installation, use, maintenance, management, operation, upgrading and closure of such storage tanks. Notwithstanding the foregoing, Tenant shall not install or permit any new underground storage tank at the Property without Landlord's consent in its sole but good faith discretion.

iii.As used herein, the term "Environmental Requirements" means all applicable statutes, regulations, ordinances, rules, codes, judgments, orders or other similar enactments of any governmental authority regulating or relating to health, safety, or environmental conditions on, under, or about the Property, or the environment, including without limitation, the following: the Comprehensive Environmental Response, Compensation and Liability Act; the Resource Conservation and Recovery Act; and all state and local counterparts thereto, and any regulations or policies promulgated or issued thereunder, and any requirements under any of the AULs (as defined in Section 16.19). As used herein, the term "Hazardous Materials" means and includes any substance, material, waste, pollutant, or contaminant listed or defined as hazardous or toxic, or regulated by reason of its impact or potential impact on humans, animals and/or the environment under any Environmental Requirements, asbestos and petroleum, including crude oil or any fraction thereof, natural gas liquids, liquefied natural gas, or synthetic gas usable for fuel (or mixtures of natural gas and such synthetic gas). The term "Hazardous Materials" also includes, without limitation, any material or substance which is

Exhibit 10.2*
(i) defined as "Hazardous waste" under Section 2 of M.G.L. c. 21C (Massachusetts Hazardous Waste Management Act), (ii) defined as a "Hazardous material," "Oil" or "Substantial hazard" under Section 2 of M.G.L. c. 21E (Massachusetts Oil and Hazardous Material Release Prevention Act), (iii) defined as "Acutely Hazardous Waste," "Hazardous Waste," "Hazardous Debris," "Mixed Waste" or "Universal Waste" under 310 Code of Massachusetts Regulations,
§§ 30.000 et. Seq (Hazardous Waste), (iv) petroleum, (v) asbestos, (vi) designated as a "Hazardous Substance" pursuant to Section 311 of the Federal Water Pollution Control Act (33 U.S.C.
§1317), (vii) defined as a "Hazardous Waste" pursuant to Section 1004 of the Federal Resource Conservation and Recovery Act, 42 U.S.C. §6901 et seq. (42 U.S.C. §6903), or
(viii) defined as a "Hazardous Substance" pursuant to Section 101 of the Comprehensive Environmental Response, Compensation and Liability Act, 42 U.S.C. §9601 et seq. (42 U.S.C.
§9601). As defined in Environmental Requirements, Tenant is and shall be deemed to be the "operator" of Tenant's "facility" and the "owner" of all Hazardous Materials brought on the Property by Tenant or any Tenant Party, and the wastes, by-products, or residues generated, resulting, or produced therefrom.

iv.As a material inducement to Landlord to allow Tenant to use Hazardous Materials in connection with its business, Tenant agrees to deliver to Landlord prior to entering into this Lease a fully and accurately completed Landlord's Pre-Leasing Environmental Exposure Questionnaire identifying each type of Hazardous Material to be present on the Property, excluding routine office, janitorial, and maintenance supplies in usual and customary quantities and used, stored and disposed of in accordance with all Environmental Requirements and manufacturers recommendations, and setting forth any and all governmental approvals or permits required in connection with the presence of such Hazardous Material on the Property ("Environmental Questionnaire") in the form of Exhibit D attached hereto. Tenant shall also notify Landlord on or before the date Tenant obtains any additional permits or approvals for Hazardous Materials. Landlord may request that Tenant provide updates to the information contained in the Environmental Questionnaire from time to time during the Term of this Lease, but not more frequently than once every six (6) months except when Tenant is in breach of its obligations under this Section 8.04. All manifests relating to the storage and/or removal or transportation of Hazardous Substances shall belong solely to Tenant and Landlord shall have absolutely no obligation in connection therewith.

v.At or prior to the expiration or earlier termination of the Term if Landlord is good faith reasonably believes that Tenant may have violated the terms and conditions of Section 8.04, then Landlord may cause an environmental assessments of a scope reasonably determined by Landlord (an "Environmental Assessment") to be conducted in accordance with all Environmental Requirements. All costs and expenses incurred by Landlord in connection with any such Environmental Assessment initially shall be paid by Landlord; provided that if any such Environmental Assessment shows that Tenant has failed to materially comply with the provisions of Section 8.04(a), then all of the costs and expenses of such Environmental Assessment shall be reimbursed by Tenant as Additional Rent within ten (10) days after receipt of written demand therefor.

Exhibit 10.2*
vi.If the Environmental Assessment (if any) results in a finding that Tenant or if Tenant otherwise has a removal or remediation obligation pursuant to Section 8.04(a), then Tenant shall immediately prepare and submit to Landlord within thirty (30) days after receipt of the Environmental Report a comprehensive plan, subject to Landlord’s written approval, specifying the actions to be taken by Tenant to perform the repair, closure, remediation, removal, or other clean-up (the "Clean-up") of any Hazardous Materials so that the Property is restored to the conditions required by this Lease. Upon Landlord’s approval of the Clean-up plan, Tenant shall, at Tenant’s sole cost and expense, without limitation on any rights and remedies of Landlord under this Lease, immediately implement such plan with a consultant reasonably acceptable to Landlord and proceed to Clean-Up Hazardous Materials in accordance with all Environmental Requirements and as required by such plan and this Lease. If, within thirty
(30) days after such Clean-up plan is approved by Landlord, Tenant fails either (a) to complete such Clean-up, or (b) with respect to any Clean-up that cannot be completed within such thirty (30)-day period, fails to proceed with diligence to prepare the Clean-up plan and complete the Clean-up as promptly as practicable, then Landlord shall have the right, but not the obligation, and without waiving any other rights under this Lease, to carry out any Clean-up recommended by the Environmental Report or required by any governmental authority having jurisdiction over the Property, and recover all of the costs and expenses thereof from Tenant, payable within ten
(10) days after receipt of written demand therefor. The terms and conditions of this Subsection
(f)shall expressly survive the expiration or earlier termination of this Lease.

vii.To the extent reasonably possible, Tenant shall complete any Clean-up prior to surrender of the Property upon the expiration or earlier termination of this Lease, subject to necessary post-remedial obligations. Tenant shall obtain and deliver to Landlord a letter or other written determination from a Licensed Site Professional to evidence that regulatory closure has been achieved in accordance with the requirements of the Massachusetts Contingency Plan (310 CMR 40.0000). Upon the expiration or earlier termination of this Lease, Tenant shall also be obligated to close all permits obtained in connection with Hazardous Materials in accordance with applicable Environmental Requirements.

viiiUnless compelled to do so by applicable law, Tenant agrees that Tenant shall not disclose, discuss, disseminate or copy any information, data, findings, communications, conclusions and reports regarding the environmental condition of the Property to any person or entity (other than Tenant's consultants, attorneys, property managers and employees that have a need to know such information), including any governmental authority, without the prior written consent of Landlord. In the event Tenant reasonably believes that disclosure is compelled by applicable law, it shall provide Landlord three (3) business days' advance notice of disclosure, unless disclosure is required sooner under applicable Environmental Requirements, of confidential information so that Landlord may attempt to obtain a protective order. Tenant may additionally release such information to bona fide prospective purchasers or lenders, subject to any such parties’ written agreement to be bound by the terms of this Section 8.04(i).

ixWithin thirty (30) days of receipt thereof, Tenant shall provide Landlord with a copy of any and all environmental assessments, audits, studies and reports regarding Tenant’s activities with respect to the Property, or ground water beneath the Property, or the environmental condition or Clean-up thereof.

Exhibit 10.2*

xTenant shall be responsible for posting on the Property any signs required under applicable Legal Requirements and Environmental Requirements. Tenant shall also complete and file any business response plans or inventories required by any applicable Legal Requirements. Tenant shall concurrently file a copy of any such business response plan or inventory with Landlord.

xiEach covenant, agreement, representation, warranty and indemnification made by Tenant set forth in this Section 8.04 shall survive the expiration or earlier termination of this Lease and shall remain effective until all of Tenant’s obligations under this Section 8.04 have been completely performed and satisfied.

e.Landlord's Access. Landlord or its agents may enter the Property at reasonable times during Tenant's normal business hours, for purposes of (a) performing any obligations of Landlord hereunder that require such access and (b) exhibiting the Property to potential purchasers, lenders or investors or, during the last twelve (12) months of the Term, tenants, in each case under this clause (b) as may be reasonably required from time to time; provided, however, that (i) Landlord shall give Tenant at least two (2) business days' advance notice of such entry (which may be oral), except in the case of an emergency, in which event Landlord shall only need to make commercially reasonable efforts to notify Tenant, (ii) a representative of Tenant shall have the opportunity to be present during any such entry, and (iii) in making such entry Landlord shall not interfere with any business or operations at the Property, and (iv) Landlord shall not enter any particular areas of the Property to the extent that Tenant has identified them as containing any operations or information that is confidential to Tenant's business.

Exhibit 10.2*
f.Sole Risk. Tenant agrees and acknowledges that all personal property of Tenant, and of all persons claiming by, through or under Tenant, which may be located at the Property during the Term shall be at the sole risk and hazard of Tenant, and if the whole or any part thereof shall be destroyed or damaged by fire, water or otherwise, or by the leakage or bursting of water pipes, by theft or from any other cause except Landlord's negligence or willful misconduct, no part of such loss or damage is to be charged to or to be borne by Landlord, except that Landlord shall in no event be indemnified or held harmless or exonerated from any liability to Tenant or to any other person, for any injury, loss, damage or liability to the extent such indemnity is prohibited by law.

g.Renovation Work.

1.Landlord may, at Landlord's sole risk and cost, as Landlord deems appropriate in Landlord's sole and absolute discretion and to the fullest extent allowed by applicable zoning and other land use laws, ordinances rules and regulations, modify (collectively, the "Renovations") the ponds and open areas of the Property that are not currently developed, and/or other exterior areas existing on the Property including parking areas (collectively, the "Renovation Areas"), which Renovations may include without limitation adding, eliminating or altering the size, location and arrangement of any such Renovation Areas, provided that (i) in connection with such Renovations Landlord shall not prohibit or prevent (x) access to or from the buildings (it being agreed that Landlord may provide reasonable alternate access routes) or (y) access to, or use of, at least three hundred (300) parking spaces at the Property at all times (it being agreed that the location of such three hundred (300) parking spaces may be relocated around the Property from time to time during the Lease Term), and (ii) the areas (the “Critical Areas”) shown in red, purple and forest green on Exhibit B shall be deemed to be Renovation Areas that are subject to the additional restrictions and requirements set forth in Exhibit B relating to each such Critical Area and it being agreed that Landlord and Tenant shall reasonably cooperate with each other in good faith to coordinate and facilitate compliance with such restrictions and requirements in furtherance of the Renovations in each such Critical Area. In addition, Tenant hereby agrees acknowledges that Landlord may, as part of the Renovations, but subject to all of the provisions of this Section 8.07, reface the exterior of, and replace certain building systems located within, the buildings located on the Property as of the Effective Date, and install pipes, lines, conduits, and other elements at the Property. In connection with such Renovations, Landlord may, among other things, maintain staging areas within such Renovation Areas, limit or eliminate access to such Renovation Areas, or perform work in such Renovation Areas that may create noise, dust or debris. In the exercise of the rights set forth in this Section 8.07, Landlord shall (A) take commercially reasonable steps to minimize interference with Tenant's permitted business, (B) cause all such work to be performed in a manner that will minimize any interference with a normal operation of Tenant’s business in the Property, (C) provide that all affected areas be operated and maintained in a safe and secure manner, (D) promptly remove surplus materials and debris, and (E) promptly restore any damage or disturbed areas caused by Landlord's activities.

2.Landlord shall keep Tenant's Representative reasonably apprised from time to time of Landlord's intended Renovation plans and construction timeline, which shall include Landlord's Representative's meeting in person at the Property with Tenant's Representative at least once per month at a mutually agreeable time and date. With regard to the

Exhibit 10.2*
Renovations that affect the Critical Areas or any of the buildings at the Property that areoccupied by Tenant, Landlord shall promptly provide Tenant's Representative with (i) the right to review any applicable plans and specifications, (ii) a summary of Landlord’s staging and construction schedule, and (iii) the names of Landlord’s general contractor performing work, in each case as Tenant's Representative may from time to time reasonably request from Landlord's Representative. "Tenant's Representative" shall mean David Croce, with whom Landlord may communicate under this paragraph via email (at David.F.Croce@gcpat.com) notwithstanding anything to the contrary contained herein.    "Landlord's Representative" shall mean Tracy Murphy, with whom Tenant may communicate via email (at tmurphy@iqhqreit.com) notwithstanding anything to the contrary contained herein. Tenant and Landlord shall have the right from time to time to designate a substitute Tenant's Representative or Landlord's Representative, respectively, by notice to the other party given in accordance with Section 16.04, which notice shall include its substitute representative's email address. Before entering the Property to perform any Renovations, Landlord’s general contractor shall have delivered to Tenant an industry standard certificate of liability insurance for said contactor naming Tenant as an additional insured (or otherwise subject to a blanket endorsement accomplishing the same). To the extent Tenant in good faith deems it reasonably necessary to do so, Tenant may employ reasonable security personnel or otherwise incur reasonable costs in connection with protecting Tenant's business during the performance of the Renovations and, so long as Tenant shall have notified Landlord in advance of the reasonably anticipated costs thereof and Landlord shall have approved the same (such approval not to have been unreasonably withheld, conditioned or delayed provided the fees charged must be competitive with the fees charged by security contractors performing similar services in the projects of comparable quality in the immediate geographic area), the reasonable, out of pocket, third party costs thereof shall be reimbursed by Landlord within thirty
(30) days following Tenant's presentation to Landlord of an invoice therefor in reasonable detail, such reimbursement to survive the expiration or earlier termination of this Lease.

3.Tenant agrees that, during the Term, it will not oppose, challenge or participate in any way in any opposition to any of Landlord’s (or Landlord’s affiliates, successors and/or assigns) development plans or in connection with Landlord’s efforts to obtain all such permits, maps, rezoning approval and other entitlements, approvals and governmental authorizations (collectively, the "Entitlements") deemed necessary or appropriate by Landlord for Landlord’s intended commercial development and operation of the Property; provided that the foregoing shall not prevent Tenant from disputing any of Landlord's development activities directly against Landlord to the extent that the same shall violate any of Tenant's rights under this Lease (as opposed to pursuant to any prohibited opposition as contemplated above in this sentence).

ARTICLE NINE - INDEMNITY AND INSURANCE

a.Indemnity.

i.Subject to Section 9.04 below, Tenant hereby indemnifies and agrees to defend, save and hold Landlord and Landlord's officers, directors, partners, affiliates, members, managers, employees, agents, contractors and holders of Mortgages (as defined in Section 14.01 below) as to which Landlord has given Tenant notice ("Landlord Indemnified Parties")

Exhibit 10.2*
harmless from and against any and all Claims for injury or death to persons or damage toproperty (i) occurring within the Property to the extent caused by the negligence or willful misconduct of Tenant or any Tenant Party, (ii) to the extent arising out of the use or occupancy of the Property by Tenant or any Tenant Party, or (iii) occasioned by a breach or default by Tenant in the performance of any of its obligations hereunder (including a breach or default by the Henkel Tenant in the performance of any of its obligations under the Henkel Lease to the extent the same constitutes a breach or default by Tenant in the performance of Tenant's obligations under this Lease, except, in any event, to the extent caused by the willful misconduct or negligence of Landlord or its employees, agents or contractors. Subject to Section 9.04 below, Landlord hereby indemnifies and agrees to defend, save and hold Tenant and Tenant's officers, directors, employees, partners, members, managers, and agents (the "Tenant Indemnified Parties") harmless from and against any and all Claims for injury or death to persons or damage to property
(i)occurring within the Property to the extent caused by the negligence or willful misconduct of Landlord or its employees, agents or contractors or (ii) occasioned by a breach or default by Landlord in the performance of any of its obligations hereunder, except, in any event, to the extent caused by the willful misconduct or negligence of Tenant or any Tenant Party. The indemnity in this Section (as well as any other provisions of this Lease dealing with indemnification of the Landlord by Tenant) shall be subject to and limited by the provisions of M.G.L. c. 186, Section
15. The provisions of this Section 9.01 shall survive the expiration or termination of this Lease with respect to any damage, injury, or death occurring prior to such expiration or termination.

ii.Notwithstanding any provision in this Lease to the contrary, in no event shall (i) any member, manager, partner, shareholder, owner, officer, director or employee of Tenant be personally liable for the performance of any of the Tenant's obligations under this Lease or any liabilities of any kind whatsoever of Tenant arising directly or indirectly from this Lease and (ii) except as set forth in Section 3.06, Tenant be liable to Landlord or any Landlord Indemnified Parties for any punitive, consequential or special damages under this Lease and Landlord waives and each Landlord Indemnified Party shall be deemed to have waived any rights it may have to such damages under this Lease in the event of a breach or default by Tenant under this Lease or otherwise.

b.Landlord's Insurance.

i.Landlord shall maintain causes of loss special form property insurance covering the full replacement cost of the Property. Landlord shall also procure and maintain commercial general liability insurance with a single loss limit of not less than $2,000,000 for bodily injury and property damage with respect to the Property. The Property may be included in a blanket policy (in which case the cost of such insurance allocable to the Property will be determined by Landlord based upon the insurer's cost calculations). The cost of all premiums incurred by Landlord in connection with the insurance policies required to be maintained by Landlord under this Section 9.02 shall be included in Tenant Direct Expenses.

ii.The aforementioned minimum limits of policies and Landlord's procurement and maintenance thereof shall in no event limit the liability of Landlord hereunder. Landlord's commercial general liability insurance policy shall name Tenant, and such other

Exhibit 10.2*
persons as Tenant shall request from time to time, as additional insureds with an appropriate endorsement to the policy(s). All such insurance policies carried by Landlord shall be with companies having a rating of not less than A-VIII in Best's Insurance Guide. Landlord shall furnish to Tenant, from the insurance companies, or cause the insurance companies to furnish, certificates of coverage. Landlord shall endeavor to provide Tenant with not less than thirty (30) days’ (ten (10) days’ for non-payment of premium) notice to Tenant of any cancellation or material reduction of coverage. Landlord shall have the right to provide such insurance coverage pursuant to blanket policies obtained by Landlord, provided such blanket policies expressly afford coverage to the Property and to Landlord as required by this Lease.

c.Tenant's Insurance.

1.[intentionally deleted]

2.Tenant, shall at all times during the Term of this Lease, and at its own cost and expense, procure and continue in force the following insurance coverage:

i.Commercial General Liability, written on an occurrence basis, with a combined single limit for bodily injury and property damages of not less than Three Million Dollars ($3,000,000) per occurrence and Five Million Dollars ($5,000,000) in the annual aggregate, including (A) products liability coverage if applicable and (B) blanket contractual coverage of the type ordinarily included in commercial general liability insurance policies (provided that so long as Tenant is the original named Tenant hereunder and is a public company, Tenant may, notwithstanding the foregoing provisions of this clause (i) or anything to the contrary contained herein (and in lieu of the Commercial General Liability coverage referred to above), carry a policy of excess liability in the amount of $75 million, with a self-insured retention risk of
$5 million, written on an "occurrence reported" basis);

ii.a policy of causes of loss – special form property insurance, or all risk, coverage covering Tenant's fixtures and equipment, including but not limited to any or all mechanical, plumbing, heating, ventilating, air conditioning, and electrical equipment, systems and facilities;

(iv)Worker's Compensation coverage as required by law; and

(v)business interruption, loss of income and extra expense insurance covering any failure or interruption of Tenant's business equipment (including, without limitation, telecommunications equipment) and covering all other perils, failures or interruptions sufficient to cover a period of interruption of not less than twelve (12) months.

3.The aforementioned minimum limits of policies and Tenant's procurement and maintenance thereof shall in no event limit the liability of Tenant hereunder. Tenant's liability insurance policy shall name Landlord, the Landlord Indemnified Parties, Landlord's property manager, Landlord's lender(s) and such other persons or firms as Landlord specifies from time to time, as additional insureds with respect to the insurable liabilities assumed by

Exhibit 10.2*
Tenant under this Lease. All such insurance policies carried by Tenant shall be with companies having a rating of not less than A-VIII in Best's Insurance Guide. Tenant shall furnish to Landlord, from the insurance companies, or cause the insurance companies to furnish, certificates of coverage. The deductible or self-insured retention under each such liability policy shall be customary or otherwise reasonably acceptable to Landlord. Tenant shall endeavor to provide Landlord with not less than thirty (30) days’ (ten (10) days’ for non-payment of premium) notice to Landlord of any cancellation or material reduction of coverage. All such liability policies shall be primary to any insurance carried by Landlord and excess and not contributing with any Tenant insurance requirement hereunder to the extent relating to any liability assumed by Tenant under this Lease. Tenant shall, prior to the expiration of such policies, furnish Landlord with renewals or binders. Tenant agrees that if Tenant does not take out and maintain such insurance or furnish Landlord with renewals or binders in a timely manner, Landlord may (but shall not be required to) procure said insurance on Tenant's behalf and charge Tenant the cost thereof, which amount shall be payable by Tenant upon demand with interest (at the rate set forth in Section 20(e) below) from the date such sums are expended. Tenant shall have the right to provide such insurance coverage pursuant to blanket policies obtained by Tenant, provided such blanket policies expressly afford coverage to the Property and to Tenant as required by this Lease.

d.Waiver of Subrogation. The property insurance obtained by each of Landlord and Tenant shall include a waiver of subrogation by the insurers and all rights based upon an assignment from its insured, against Landlord or Tenant, and their respective officers, directors, employees, managers, members, partners, agents, invitees and contractors, and any affiliates of Tenant in occupancy of the Property (collectively, with respect to either party, the "Related Parties"), in connection with any loss or damage thereby insured against. Notwithstanding anything herein to the contrary, neither party nor its respective Related Parties shall be liable to the other for loss or damage caused by any risk insured against under property insurance required to be maintained hereunder, and each party waives any claims against the other party, and its respective Related Parties, for such loss or damage. The failure of a party to insure its property shall not void this waiver. Landlord and its respective Related Parties shall not be liable for, and Tenant hereby waives all claims against such parties for, business interruption and losses occasioned thereby sustained by Tenant, any or Tenant's Related Parties or any person claiming through Tenant resulting from any accident or occurrence in or upon the Property from any cause whatsoever. If the foregoing waivers shall contravene any law with respect to exculpatory agreements, the liability of Landlord or Tenant shall be deemed not released but shall be secondary to the other's insurer

e.Compliance with Insurance Requirements. If, due to a change in Tenant's use or operations, the premiums for Landlord's insurance maintained under Section 9.02(a) shall increase, then Tenant shall either cease the activity causing such increase or pay for such increase as a Tenant Direct Expense. Tenant shall provide Landlord and Landlord’s insurer(s) with such information regarding the use of the Property and any damage to the Property as they may require in connection with the placement of insurance for the Property or the adjusting of any losses to the Property. Tenant shall, at its own expense, comply with all reasonable insurance requests applicable to the Property including, without limitation, the installation of fire extinguishers and fire sprinkler system.

ARTICLE TEN - DAMAGE OR TAKING

Exhibit 10.2*

a.Termination. In the event that the entire Property, or a substantial portion thereof (including access or parking facilities) such that the remainder is rendered unsuitable for the Permitted Uses as determined by either Tenant or Landlord in its reasonable discretion, shall be destroyed or damaged by fire or casualty (each, a "Casualty") or taken by any public authority or for any public use or by the action of any public authority, then this Lease may be terminated at the election of either Tenant or Landlord, by written notice to the non-terminating party within thirty (30) days after the date such Casualty or taking shall have occurred. However, if Landlord elects to terminate this Lease pursuant to the foregoing sentence in the event of a Casualty, then Landlord's notice of termination must include a statement by Landlord that, in Landlord's reasonable judgment, the repairs necessary to restore the affected portion(s) of the Property in accordance with Section 10.03 are (i) estimated to cost more than $500,000 in the aggregate and
i.cannot be completed by the date that is one hundred eighty (180) days after the date of the Casualty unless the then remaining Term is less than six (6) months and provided that if Landlord is satisfying its right to terminate under this sentence by reference to the foregoing clause (ii) and if the Extension Option is then still exercisable by Tenant in accordance with Section 3.02, then Tenant shall have the right to nullify Landlord's termination notice by exercising its Extension Option (x) by no later than the earlier to occur of fifteen (15) days following its receipt of Landlord's termination notice or the last date by which Tenant may effectively exercise its Extension Option under Section 3.02 and (y) otherwise in accordance with Section 3.02.

b.Partial Termination. If notwithstanding Landlord's delivery of a termination notice under Section 10.01, Tenant desires to continue to operate or to consolidate any of its operations in portions of the Property (including such exterior areas as shall be necessary to support such operations) that were not materially damaged by the Casualty (the "Remaining Portions"), then Tenant may notify Landlord thereof by no later than fifteen (15) days following its receipt of Landlord's termination notice and this Lease shall not be so terminated and shall continue in full force and effect with respect to the Remaining Portions (mutadis mutandis), with Extended Term Monthly Base Rent (if applicable) and regularly recurring items of Additional Rent equitably abated, and Tenant may operate in the Remaining Portions to the extent permitted by applicable Legal Requirements. However, Tenant agrees that in such event, Landlord shall have no obligation to restore the non-Remaining Portions of the Property (except that Landlord shall provide that all non-Remaining Areas be kept and maintained in a safe and secure manner) and such failure to by Landlord to restore the damaged portions of the Property shall not constitute a default by Landlord under this Lease, or result in eviction or constructive eviction of Tenant, or termination of this Lease, and Landlord shall not be liable for damages arising out of any curtailment or interruption whatsoever in Tenant’s operations on account thereof.

c.Restoration. If Tenant or Landlord does not so elect to terminate this Lease, Landlord shall restore the Property to a safe condition for use, with reasonable promptness and diligence to the extent permitted by the net proceeds of insurance recovered or damages awarded from such destruction or damage or taking, and subject to zoning and building laws then in existence, and during such restoration period, an equitable abatement of Extended Term Monthly Base Rent (if applicable) and Additional Rent shall be made for the portion of the Property not fit for use and occupation. "Net proceeds of insurance recovered or damages awarded" refers to the gross amount of such insurance of damages received by Landlord less the reasonable expense of

Exhibit 10.2*
Landlord in connection with the collection of the same, including without limitation, fees and expenses for legal and appraisal services. If insurance proceeds are insufficient for such purpose, Tenant shall have an equitable abatement of rent for the portion of the Property not fit for use and occupancy during the period the same is not fit for use and occupancy.

d.Award. Irrespective of the form in which recovery may be had by law, all rights to damages or compensation from eminent domain takings shall be paid to Landlord in all cases. To the extent that Landlord's award is not reduced or prejudiced, Tenant shall be entitled to recover by separate action all of Tenant's damages for the taking of Tenant's alterations, additions, improvements, personal property and for Tenant's relocation expenses.

ARTICLE ELEVEN - QUIET ENJOYMENT

a. Quiet Enjoyment. Landlord agrees that so long as no Default by Tenant hereunder continues after uncured, Tenant shall and may peaceably and quietly have, hold and enjoy the Property during the Term without any manner of hindrance or molestation from Landlord or anyone claiming under Landlord, subject, however, to all of the terms of this Lease.

ARTICLE TWELVE - ASSIGNMENT AND SUBLETTING

a.Reserved.

b.Assignment and Subletting. Tenant shall not assign, transfer, mortgage or pledge this Lease or sublease or allow any person or entity to occupy all or any part of the Property (each, a "Transfer") without obtaining, in each instance, the written consent of Landlord, which consent may be withheld in Landlord's sole and absolute discretion. Any attempted Transfer without Landlord's consent shall be void and shall constitute a non-curable breach of this Lease. Notwithstanding the foregoing, Tenant may license the use of not more than 5% of the building floor area of the Property to one or more customers, vendors, partners, consultants, advisors or other parties with whom Tenant has a business relationship for purposes in furtherance of Tenant's business conducted at the Property and further provided that such user's use of the Property shall not violate any Laws, including zoning ordinances, to which the Property is subject. Notwithstanding the foregoing, any such license shall be subject to the terms of this Lease and shall not extend beyond the Term of this Lease. Irrespective of any license, Tenant shall remain fully liable under this Lease and shall not be released from performing any of the terms, covenants and conditions of this Lease. Tenant agrees to promptly provide Landlord with a list of any such licensees and their respective licensed spaces upon Landlord's reasonable request from time to time. In no event shall any assignee of Lessee have the right to exercise the Extension Option which is personal to the Tenant named in this Lease. The Henkel Lease shall not be subject to the terms and provisions of this Article 12.

c.Affiliate Transfers. The term "Affiliate" shall mean (i) any entity that is controlled by, controls or is under common control with, Tenant or (ii) any entity that merges with, is acquired by, or acquires Tenant through the purchase of stock or assets and where the net worth of the surviving entity as of the date such transaction is completed is not materially less than that

Exhibit 10.2*
of Tenant immediately prior to the transaction calculated under generally accepted accounting principles. Notwithstanding anything to the contrary contained in this Article 12, an assignment or subletting of all or a portion of the Property to an Affiliate of Tenant shall not be deemed a Transfer under this Article 12, provided that Tenant notifies Landlord of any such assignment or sublease and promptly supplies Landlord with any documents or information requested by Landlord regarding such assignment or sublease or such affiliate, and further provided that such assignment or sublease is not a subterfuge by Tenant to avoid its obligations under this Lease. An assignee of Tenant's entire interest in this Lease pursuant to the immediately preceding sentence may be referred to herein as an "Affiliated Assignee." "Control," as used in this Article 12, shall mean the ownership, directly or indirectly, of greater than fifty percent (50%) of the voting securities of, or possession of the right to vote, in the ordinary direction of its affairs, of greater than fifty percent (50%) of the voting interest in, an entity.

d.No Release. In no event shall any Affiliate transfer set forth in Section 12.03 or the consent by Landlord to any Transfer be construed as relieving Tenant or any transferee from obtaining the express written consent of Landlord to any further Transfer, or as releasing Tenant from any liability or obligation hereunder whether or not then accrued and Tenant shall continue to be fully liable therefor.

ARTICLE THIRTEEN - DEFAULTS; REMEDIES

a.Defaults. Each of the following shall be an event of default (a "Default") under this
Lease:

i.Tenant shall fail to pay any Tenant Direct Expenses which are required to be reimbursed to Landlord or other Additional Rent or Extended Term Monthly Base Rent (if applicable) (collectively, "Rent") or any other sum due and payable to Landlord under this Lease within ten (10) days after receipt of written notice from Landlord that the same is overdue;

ii.Any insurance required to be maintained by Tenant pursuant to this Lease shall be canceled or terminated or shall expire or shall be reduced or materially changed;

iii.Tenant shall assign, sublease or otherwise transfer or attempt to transfer all or any portion of Tenant's interest in this Lease or the Property to any party other than as permitted hereunder, or Tenant's interest in this Lease shall be attached, executed upon, or otherwise judicially seized and such action is not released within ninety (90) days of the action;

iv.Tenant shall fail to discharge, bond over or otherwise obtain the release of any lien placed upon the Property in violation of this Lease within thirty (30) days after notice to Tenant that any such lien is filed against the Property;

v.Tenant shall: (A) make a general assignment for the benefit of creditors;
(B) commence any case, proceeding or other action seeking to have an order for relief entered on its behalf as a debtor or to adjudicate it a bankrupt or insolvent, or seeking reorganization, arrangement, adjustment, liquidation, dissolution or composition of it or its debts or seeking

Exhibit 10.2*
appointment of a receiver, trustee, custodian or other similar official for it or for all or of any substantial part of its property (collectively a "Proceeding for Relief"); (C) become the subject of any Proceeding for Relief which is not dismissed within ninety (90) days of its filing or entry; or
(D) be dissolved or otherwise fail to maintain its legal existence.

vi.Tenant fails to execute any document required from Tenant under Article 14 within five (5) days after a second notice requesting such document.

vii.Tenant shall fail to perform any of Tenant's other obligations under this Lease and such failure shall continue for a period of thirty (30) days after notice from Landlord; provided that if more than thirty (30) days shall be reasonably required to complete such performance, Tenant shall not be in Default if Tenant shall commence such performance within the thirty (30)-day period and shall thereafter diligently pursue its completion.

b.Payment By Landlord; Interest. Upon a Default by Tenant hereunder, Landlord may, without waiving or releasing any obligation of Tenant hereunder, make such payment or perform such act. All sums so paid or incurred by Landlord, together with interest thereon, from the date such sums were paid or incurred, at the annual rate equal to the Prime Rate of Interest as published by The Wall Street Journal from time to time plus four percent (4%) (the "Default Rate"), shall be payable to Landlord on demand as Additional Rent.

c.Late Charge. If any installment of Rent is not received by Landlord within ten
(10) days after Landlord's notice to Tenant that such payment is overdue, Landlord shall have the right to impose thereon an additional charge of five percent (5%) of the overdue amount as a late charge. The parties agree that this late charge represents a fair and reasonable estimate of the costs Landlord will incur by reason of late payment by Tenant. In addition to the late charge, Rent not paid when due shall, at Landlord's election, bear interest at the Default Rate if not received by Landlord within ten (10) days after Landlord's notice to Tenant that such payment is overdue, such interest to accrue from such tenth (10th) day until paid. Any late charges and interest due under this Lease shall be deemed to be Additional Rent under this Lease (but no further late charge shall be imposed and no further interest shall accrue on top of any unpaid late charge or unpaid interest charge imposed hereunder).

d.Remedies. Upon the occurrence of a Default, Landlord, at its option, without further notice or demand to Tenant, shall have in addition to all other rights and remedies provided in this Lease, at law or in equity, the option to pursue any one or more of the following remedies, each and all of which shall be cumulative and nonexclusive, without any notice or demand whatsoever. No cure in whole or in part of such Default by Tenant after Landlord has taken any action beyond giving Tenant notice of such Default to pursue any remedy provided for herein (including retaining counsel to file an action or otherwise pursue any remedies) shall in any way affect Landlord's right to pursue such remedy or any other remedy provided Landlord herein or under law or in equity, unless Landlord, in its sole discretion, elects to waive such Default.

i.This Lease and the Term and estate hereby granted are subject to the limitation that whenever a Default shall have happened and be continuing, Landlord shall have the right, at

Exhibit 10.2*
its election, then or thereafter while any such Default shall continue and notwithstanding the fact that Landlord may have some other remedy hereunder or at law or in equity, to give Tenant written notice of Landlord's intention to terminate this Lease on a date specified in such notice, which date shall be not less than ten (10) days after the giving of such notice, and upon the date so specified, this Lease and the estate hereby granted shall expire and terminate with the same force and effect as if the date specified in such notice were the date hereinbefore fixed for the expiration of this Lease, and all rights of Tenant hereunder shall expire and terminate, and Tenant shall be liable as hereinafter in this Section 13.04 provided. If any such notice is given, Landlord shall have, on such date so specified, the right of re-entry and possession of the Property and the right to remove all persons and property therefrom and to store such property in a warehouse or elsewhere at the risk and expense, and for the account, of Tenant. Should Landlord elect to re-enter as herein provided or should Landlord take possession pursuant to legal proceedings or pursuant to any notice provided for by law, Landlord may, subject to this Section 13.05 from time to time re-let the Property or any part thereof for such term or terms and at such rent or rents and upon such terms and conditions as Landlord may deem advisable, with the right to make commercially reasonable alterations in and repairs to the Property.

ii.In the event of any termination of this Lease as in this Section 13.04 provided or as required or permitted by law or in equity, Tenant shall forthwith quit and surrender the Property to Landlord, and Landlord may, without further notice, enter upon, re- enter, possess and repossess the same by summary proceedings, ejectment or otherwise, and again have, repossess and enjoy the same free of any rights of Tenant, and in any such event Tenant and no person claiming through or under Tenant by virtue of any law or an order of any court shall be entitled to possession or to remain in possession of the Property.

iii.Actions, proceedings or suits for the recovery of damages, whether liquidated or other damages, under this Lease, or any installments thereof, may be brought by Landlord from time to time at its election, and nothing contained herein shall be deemed to require Landlord to postpone suit until the date when the Term of this Lease would have expired if it had not been terminated hereunder.

iv.Whether or not this Lease is terminated by Landlord, Landlord shall have the right to recover from Tenant the sum of (i) the worth at the time of award of any unpaid Rent that had accrued at the time of such termination; plus (ii) the costs of restoring the Property to the condition required under the terms of this Lease (including without limitation under Sections
3.04 and 8.04); plus, (iii) an amount (the "Election Amount") equal to either (A) the positive difference (if any, and measured at the time of such termination) between (1) the then-present value of the total Rent and other benefits that would have accrued to Landlord under this Lease for the remainder of the Term if Tenant had fully complied with the Lease minus (2) the then- present cash rental value of the Property as determined by Landlord for what would be the then- unexpired Term if the Lease remained in effect, computed using the discount rate of the Federal Reserve Bank of San Francisco at the time of the award plus one (1) percentage point or (B) twelve (12) months (or such lesser number of months as may then be remaining in the Term) of Rent at the rate last payable by Tenant pursuant to this Lease, in either case as Landlord specifies in such election. Landlord and Tenant agree that the Election Amount represents a reasonable

Exhibit 10.2*
forecast of the minimum damages expected to occur in the event of a breach, taking into account the uncertainty, time and cost of determining elements relevant to actual damages, such as fair market rent, time and costs that may be required to re-lease the Property, and other factors; and that the Election Amount is not a penalty. As used in item (i), above, the "worth at the time of award" shall be computed by allowing interest at the rate set forth in item (e), below, but in no case greater than the maximum amount of such interest permitted by law.

v.Intentionally Omitted.

vi.Nothing herein contained shall limit or prejudice the right of Landlord, in any bankruptcy or insolvency proceeding, to prove for and obtain as liquidated damages by reason of such termination an amount equal to the maximum allowed by any bankruptcy or insolvency proceedings, or to prove for and obtain as liquidated damages by reason of such termination, an amount equal to the maximum allowed by any statute or rule of law, whether such amount shall be greater or less than the excess referred to above.

vii.Nothing in this Section 13.04 shall be deemed to affect the right of either party to indemnifications pursuant to this Lease.

viii.If Default by Tenant shall occur in the keeping, observance or performance of any covenant, agreement, term, provision or condition herein contained, Landlord, without thereby waiving such Default, may perform the same for the account and at the expense of Tenant
(a)immediately or at any time thereafter and with only such notice, if any, as may be practicable under the circumstances in the case of an emergency or in case such Default will result in a violation of any legal or insurance requirements, or in the imposition of any lien against all or any portion of the Property not discharged, released or bonded over to Landlord's satisfaction by Tenant within the time period required pursuant to Section 7.04 of this Lease, and (b) in any other case if such Default continues after any applicable notice and cure period provided in Section
a.All reasonable costs and expenses incurred by Landlord in connection with any such performance by it for the account of Tenant and also all reasonable costs and expenses, including attorneys' fees and disbursements incurred by Landlord in any action or proceeding (including any summary dispossess proceeding) brought by Landlord to enforce any obligation of Tenant under this Lease and/or right of Landlord in or to the Property, shall be paid by Tenant to Landlord within twenty (20) days after demand (which demand shall include an invoice in reasonable detail).

ix.In the event that Tenant is in Default under this Lease, whether or not Landlord exercises its right to terminate or any other remedy, Tenant shall reimburse Landlord upon demand for any reasonable out of pocket costs and expenses that Landlord may incur in connection with any such breach or Default, as provided in this Section 13.04. Such costs shall include reasonable legal fees and costs incurred for the negotiation of a settlement, enforcement of rights or otherwise. Tenant shall also indemnify Landlord and Landlord Indemnified Parties against and hold Landlord and Landlord Indemnified Parties harmless from all costs, expenses, demands and liability, including without limitation, legal fees and costs Landlord or any Landlord Indemnified Parties shall incur if Landlord or Landlord Indemnified Parties shall become or be made a party to any claim or action instituted by Tenant against any third party, by

Exhibit 10.2*
any third party against Tenant or by or against any person holding any interest under or using the Property or any part thereof by sublease, license, or agreement with Tenant.

x. Except as otherwise provided in this Section 13.04, no right or remedy herein conferred upon or reserved to Landlord is intended to be exclusive of any other right or remedy, and every right and remedy shall be cumulative and in addition to any other legal or equitable right or remedy given hereunder, or now or hereafter existing. No waiver by Landlord of any provision of this Lease shall be deemed to have been made unless expressly so made in writing by Landlord expressly waiving such provision.

xi. In the event of any default, breach or violation of Tenant's rights under this Lease by Landlord, Tenant's exclusive remedies shall be an action for specific performance or action for actual damages. Without limiting any other waiver by Tenant which may be contained in this Lease, Tenant hereby waives the benefit of any law granting it the right to perform Landlord's obligation, or the right to terminate this Lease on account of any Landlord default.

ARTICLE FOURTEEN - PROTECTION OF LENDERS
a.Subordination. Landlord shall have the option to subordinate this Lease to any ground lease, deed of trust or mortgage encumbering the Property, any advances made on the security thereof and any renewals, modifications, consolidations, replacements or extensions thereof, whenever made or recorded (each, a "Mortgage"), provided that the holder thereof enters into an agreement with Tenant in in a customary and reasonable form, by the terms of which such holder will agree, provided Tenant is not in Default under this Lease, to recognize the rights of Tenant under this Lease and accept Tenant as tenant of the Property under the terms and conditions of this Lease in the event of acquisition of title by such holder through foreclosure proceedings or otherwise and Tenant will agree to recognize the holder of such mortgage as Landlord. Such agreement shall expressly bind and inure to the benefit of the permitted successors and assigns of Tenant and of the holder and upon anyone purchasing the Property at any foreclosure sale. If any ground lessor, beneficiary or holder of a Mortgage elects to have this Lease prior to the lien of its Mortgage and gives written notice thereof to Tenant, this Lease shall be deemed prior to such Mortgage whether this Lease is dated prior or subsequent to the date of said Mortgage or the date of recording thereof.

b.Estoppel Certificates. Within ten (10) business days after Landlord's request, Tenant shall execute, acknowledge and deliver to Landlord a written statement certifying: (i) that none of the terms or provisions of this Lease have been changed (or if they have been changed, stating how they have been changed); (ii) that this Lease has not been canceled or terminated; (iii) the last date of payment of any Additional Rent and Extended Term Monthly Base Rent (if applicable) and the time period covered by such payment (if applicable); (iv) that to Tenant's knowledge Landlord is not in default under this Lease (or if Landlord is claimed to be in default, setting forth such default in reasonable detail); and (v) such other information with respect to Tenant or this Lease as Landlord may reasonably request or which any prospective purchaser or encumbrancer of the Property may reasonably require. Landlord may deliver any such statement by Tenant to any prospective purchaser or encumbrancer of the Property, and such purchaser or encumbrancer may rely conclusively upon such statement as true and correct.

Exhibit 10.2*
ARTICLE FIFTEEN - LANDLORD LIABILITY
a. Landlord Liability. NOTWITHSTANDING ANYTHING SET FORTH HEREIN OR IN ANY OTHER AGREEMENT BETWEEN LANDLORD AND TENANT TO THE CONTRARY: (A) LANDLORD SHALL NOT BE LIABLE TO TENANT OR ANY OTHER PERSON FOR (AND TENANT AND EACH SUCH OTHER PERSON ASSUME ALL RISK OF) LOSS, DAMAGE OR INJURY, TO: TENANT AND TENANT'S PERSONAL PROPERTY OF EVERY KIND AND DESCRIPTION, INCLUDING, WITHOUT LIMITATION TRADE FIXTURES, EQUIPMENT, INVENTORY, PRODUCTS, SUPPLIES, SPECIMENS, SAMPLES, AND/OR BUSINESS, ACCOUNTING AND OTHER RECORDS OF EVERY KIND AND DESCRIPTION KEPT AT THE PROPERTY AND ANY AND ALL INCOME DERIVED OR DERIVABLE THEREFROM, UNLESS CAUSED BY THE NEGLIGENCE OR WILLFUL MISCONDUCT OF LANDLORD OR ITS EMPLOYEES, AGENTS OR CONTRACTORS; (B) THERE SHALL BE NO PERSONAL RECOURSE TO LANDLORD FOR ANY ACT OR OCCURRENCE IN, ON OR ABOUT THE PROPERTY OR ARISING IN ANY WAY UNDER THIS LEASE OR ANY OTHER AGREEMENT BETWEEN LANDLORD AND TENANT WITH RESPECT TO THE SUBJECT MATTER HEREOF AND ANY LIABILITY OF LANDLORD HEREUNDER SHALL BE STRICTLY LIMITED SOLELY TO LANDLORD'S INTEREST IN THE PROPERTY OR ANY PROCEEDS FROM SALE OR CONDEMNATION THEREOF AND ANY INSURANCE PROCEEDS PAYABLE IN RESPECT OF LANDLORD'S INTEREST IN THE PROPERTY OR IN CONNECTION WITH ANY SUCH LOSS; AND (C) IN NO EVENT SHALL ANY PERSONAL LIABILITY BE ASSERTED AGAINST ANY OF LANDLORD'S OFFICERS, DIRECTORS, EMPLOYEES, MEMBERS, MANAGERS, PARTNERS, SHAREHOLDERS, AGENTS OR CONTRACTORS. NOTWITHSTANDING

ANYTHING TO THE CONTRARY IN THIS LEASE, UNDER NO CIRCUMSTANCES SHALL LANDLORD OR ANY OF LANDLORD'S OFFICERS, DIRECTORS, EMPLOYEES, MEMBERS, MANAGERS, PARTNERS, SHAREHOLDERS, AGENTS OR CONTRACTORS BE LIABLE FOR ANY PUNITIVE, CONSEQUENTIAL OR SPECIAL DAMAGES, INCLUDING WITHOUT LIMITATION FOR INJURY TO TENANT'S BUSINESS OR FOR ANY LOSS OF INCOME OR PROFIT THEREFROM.

ARTICLE SIXTEEN - MISCELLANEOUS PROVISIONS

a.Landlord's Liability; Certain Duties.

i.Bind and Inure; Limitation of Landlord's Liability. The obligations of this Lease shall run with the land, and this Lease shall be binding upon and inure to the benefit of the parties hereto and their respective successors and assigns, subject to the terms and conditions of Article 12. No owner of the Property shall be liable under this Lease except for breaches of Landlord's obligations occurring while owner of the Property.

ii.Notice. Tenant shall give written notice of any failure by Landlord to perform any of its obligations under this Lease to Landlord and to any holder of a Mortgage encumbering the Property whose name and address shall have been furnished to Tenant. Landlord shall not be in default under this Lease unless Landlord (or such holder of a Mortgage) shall fail to cure such

Exhibit 10.2*
non-performance within thirty (30) days after receipt of Tenant's notice. However, if such non-performance shall reasonably require more than thirty (30) days to cure, Landlord shall not be in default if such cure shall be commenced within such thirty (30) day period and thereafter diligently pursued to completion.

b.Severability. A determination by a court of competent jurisdiction that any provision of this Lease or any part thereof is illegal or unenforceable shall not cancel or invalidate the remainder of such provision of this Lease, which shall remain in full force and effect.

c.Interpretation. The captions of the Articles or Sections of this Lease are not a part of the terms or provisions of this Lease. Whenever required by the context of this Lease, the singular shall include the plural and the plural shall include the singular. This Lease shall not, and nothing contained herein, shall create a partnership or other joint venture between Landlord and Tenant.

d.Notices. All notices, requests and other communications required or permitted under this Lease shall be in writing and shall be personally delivered or sent by certified mail, return receipt requested, postage prepaid or by a national overnight delivery service which maintains delivery records. Notices to Tenant shall be delivered to the Address of Tenant for Notices. Notices to Landlord shall be delivered to the Address of Landlord for Notices. All notices shall be effective upon delivery (or refusal to accept delivery). Either party may change its notice address upon written notice to the other party.

e.Waivers. All waivers shall be in writing and signed by the waiving party. Landlord's failure to enforce any provision of this Lease or its acceptance of Additional Rent, Extended Term Monthly Base Rent (if applicable), or other sums shall not be a waiver and shall not prevent Landlord from enforcing that provision or any other provision of this Lease in the future.

f.Costs of Landlord's Consent. Tenant shall pay Landlord's reasonable fees and expenses, including, without limitation, legal, engineering and other consultants' fees and expenses, incurred in connection with Tenant's request for Landlord's consent under Article 12, or in connection with any other act by Tenant which requires Landlord's consent or approval under this Lease.

g.No Recordation. Tenant shall not record this Lease or any notice or memorandum thereof.

h.Binding Effect; Choice of Law. This Lease shall bind any party who shall legally acquire any rights or interest in this Lease from Landlord or Tenant, provided that Landlord shall have no obligation to Tenant's successor unless the rights or interests of Tenant's successor are acquired in accordance with the terms of this Lease. This Lease shall be governed by and construed in accordance with the laws of the Commonwealth of Massachusetts. No conflicts of law rules of any state or country (including, without limitation, Massachusetts conflicts of law rules) shall be applied to result in the application of any substantive or procedural laws of any

Exhibit 10.2*
state or country other than Massachusetts. All controversies, claims, actions or causes of action arising between the parties hereto and/or their respective successors and assigns, shall be brought, heard and adjudicated by the courts of the Commonwealth of Massachusetts, with venue in the county in which the Property is located. Each of the parties hereto hereby consents to personal jurisdiction by the courts of the Commonwealth of Massachusetts in connection with any such controversy, claim, action or cause of action, and each of the parties hereto consents to service of process by any means authorized by Massachusetts law and consent to the enforcement of any judgment so obtained in the courts of the Commonwealth of Massachusetts on the same terms and conditions as if such controversy, claim, action or cause of action had been originally heard and adjudicated to a final judgment in such courts. Each of the parties hereto further acknowledges that the laws and courts of the Commonwealth of Massachusetts were freely and voluntarily chosen to govern this Lease and to adjudicate any claims or disputes hereunder

i.Force Majeure.

i.If Landlord cannot perform any of its obligations due to events beyond Landlord's reasonable control, the time provided for performing such obligations shall be extended by a period of time equal to the duration of such events. Events beyond Landlord's reasonable control include, but are not limited to, acts of God, war, civil commotion, labor disputes, strikes, fire, flood or other casualty, shortages of labor or material, government regulation or restriction, pandemic and weather conditions.

ii.If Tenant cannot perform any of its obligations due to events beyond Tenant's reasonable control, the time provided for performing such obligations shall be extended by a period of time equal to the duration of such events. Events beyond Tenant's reasonable control include, but are not limited to, acts of God, war, civil commotion, labor disputes, strikes, fire, flood or other casualty, shortages of labor or material, government regulation or restriction, pandemic and weather conditions. This provision shall not apply to Tenant's obligations to pay Additional Rent or Extended Term Monthly Base Rent (if applicable), or to surrender the Property as herein provided upon expiration or earlier termination of the Lease.

j.Execution of Lease. The parties acknowledge and agree that (a) this Lease may be executed in counterparts each of which shall be deemed an original, and all of which shall be deemed one and the same instrument and (b) an electronic signature on this Lease shall be deemed to have the full effect of an original signature (each party hereby agreeing, however, to provide to the other party an original signature to this Lease upon the other party's written request therefor).

k.Survival. All representations and warranties of Landlord and Tenant, all obligations of Tenant to pay Additional Rent and Extended Term Monthly Base Rent, and all obligations expressly stated herein to survive, shall survive the expiration or earlier termination of this Lease.

l.Limitation of Warranties. Landlord and Tenant expressly agree that there are and shall be no implied warranties of merchantability, habitability, suitability, fitness for a particular purpose or of any other kind arising out of this Lease, and there are no warranties except as may

Exhibit 10.2*
be expressly set forth in this Lease. Without limiting the generality of the foregoing, Tenant expressly acknowledges that Landlord has made no warranties or representations concerning any hazardous materials or other environmental matters affecting any part of the Property or any condition of, in, on or under the Property, and Landlord hereby expressly disclaims and Tenant waives any express or implied warranties with respect to any such matters.

m.Limitations on Interest. It is expressly the intent of Landlord and Tenant at all times to comply with applicable law governing the maximum rate or amount of any interest payable on or in connection with this Lease. If applicable law is ever judicially interpreted so as to render usurious any interest called for under this Lease, or contracted for, charged, taken, reserved, or received with respect to this Lease, then it is Landlord's and Tenant's express intent that all excess amounts theretofore collected by Landlord be credited on the applicable obligation (or, if the obligation has been or would thereby be paid in full, refunded to Tenant), and the provisions of this Lease immediately shall be deemed reformed and the amounts thereafter collectible hereunder reduced, without the necessity of the execution of any new document, so as to comply with the applicable law, but so as to permit the recovery of the fullest amount otherwise called for hereunder.

n.OFAC.

i.Tenant and, to Tenant's actual knowledge, all beneficial owners of Tenant, are currently (i) in compliance with, and shall at all times during the Term remain in compliance with, the regulations of the Office of Foreign Assets Control ("OFAC") of the U.S. Department of Treasury and any statute, executive order, or regulation relating thereto (collectively, the "OFAC Rules"), (ii) not listed on, and shall not during the Term be listed on, the Specially Designated Nationals and Blocked Persons List maintained by OFAC and/or on any other similar list maintained by OFAC or other governmental authority pursuant to any authorizing statute, executive order, or regulation, and (iii) not a person or entity with whom a U.S. person is prohibited from conducting business under the OFAC Rules.

ii.Landlord and, to Landlord's actual knowledge, all beneficial owners of Landlord are currently (i) in compliance with, and shall at all times during the Term remain in compliance with, the regulations of OFAC and the OFAC Rules, (ii) not listed on, and shall not during the Term be listed on, the Specially Designated Nationals and Blocked Persons List maintained by OFAC and/or on any other similar list maintained by OFAC or other governmental authority pursuant to any authorizing statute, executive order, or regulation, and

(iii)not a person or entity with whom a U.S. person is prohibited from conducting business under the OFAC Rules.

o.Incorporation by Reference. All exhibits and addenda attached hereto are hereby incorporated into this Lease and made a part hereof. If there is any conflict between such exhibits or addenda and the terms of this Lease, such exhibits or addenda shall control.

p.No Accord and Satisfaction. No payment by Tenant or receipt by Landlord of a lesser amount than the amount of Additional Rent or Extended Term Monthly Base Rent (if applicable) then due will be other than on account of the earliest stipulated Additional Rent, nor

Exhibit 10.2*
will any endorsement or statement on any check or letter accompanying a check for payment of any Additional Rent or Extended Term Monthly Base Rent be an accord and satisfaction or be binding on Landlord. Without being bound by or to the conditions of any such statement, Landlord may accept such check or payment and negotiate such check without prejudice to Landlord's right to recover the balance of such Additional Rent or Extended Term Monthly Base Rent or to pursue any other remedy provided in this Lease.

q.No Brokers. Landlord and Tenant each represent and warrant to the other that no agent, broker, finder or other party with whom Landlord or Tenant has dealt is entitled to any commission or fee in connection this Lease. Each party agrees to indemnify and hold the other harmless from any and all claims, demands, costs and liabilities, including, without limitation, attorneys' fees and expenses, asserted by any party based upon dealings of that party with either Landlord or Tenant as broker, finder, agent or otherwise.

r.Independent Covenants. Tenant hereby acknowledges and agrees that the obligations of Tenant and Landlord hereunder shall be separate and independent covenants.

s.AULs. Tenant acknowledges that portions of the Property are subject to certain Activity and Use Limitations (the "AULs") pursuant to the terms of Massachusetts General Laws Chapter 21E, as more particularly set forth in Exhibit C attached hereto.

IN WITNESS WHEREOF, the undersigned Landlord and Tenant have caused this Lease to be duly executed by their duly authorized representatives as a sealed Massachusetts instrument as of the date first above written.

LANDLORD:    IQHQ-ALEWIFE, LLC,
a Delaware limited liability company
By: /s/ Stephen A. Rosetta
Name: Stephen A. Rosetta
Title: Chief Executive Officer

TENANT:    GCP APPLIED TECHNOLOGIES, INC.,
a Delaware corporation
By: /s/ Craig A. Merrill
Name: Craig A. Merrill
Title: Vice President and Interim CFO

Exhibit 10.2*
EXHIBIT A

LEGAL DESCRIPTION OF PROPERTY

TRACT I: 53-59 Whittemore Avenue (Recorded Land)

That certain parcel of land located on Whittemore Avenue, in Cambridge, Middlesex County, Massachusetts, more particularly bounded and described as follows:

Beginning at the point of intersection of the Northerly sideline of Whittemore Avenue and the Easterly sideline of Harrison Avenue;

Thence running N 00°-53'-30" W by the Easterly sideline of Harrison Avenue one hundred twenty-eight and seventy-three hundredths (128.73) feet to a point, said point being the Southwesterly corner of land now or formerly of Cornelius and Nora A. Sweeney;

Thence turning and running N 89°-06'-30" E by land now or formerly of said Cornelius and Nora A. Sweeney one hundred ten and no hundredths (110.00) feet to a point, said point being the Northwesterly corner of land now or formerly of Jay W. and Virginia Milliken;

Thence turning and running S 00°-52'-28" E by land now or formerly of said Jay W. and Virginia Milliken thirty-nine and thirty-five hundredths (39.35) feet to a point, said point being the Southwesterly corner of land now or formerly of said Jay W. and Virginia Milliken;

Thence turning and running N 85°-22'-30" W by land now or formerly of Joanne R. Taylor twenty-two and no hundredths (22.00) feet to a point, said point being the Northwesterly corner of land now or formerly of said Joanne R. Taylor;

Thence turning and running S 00°-53'-30" E by land now or formerly of said Joanne R. Taylor one hundred and no hundredths (100.00) feet to a point on the Northerly sideline of Whittemore Avenue;

Thence turning and running N 85°-22'-30" W by said Northerly sideline of Whittemore Avenue eighty-eight and fifty hundredths (88.50) feet to the point of beginning.

TRACT II: 65-85 Whittemore Avenue (Registered Land)

That certain parcel of land situate in Cambridge in the County of Middlesex and the Commonwealth of Massachusetts, bounded and described as follows:

Westerly by the Easterly line of Kimball Street, one hundred and fifty feet;

Northerly by Lot C1 as shown on plan hereinafter mentioned, one hundred and ten feet; Easterly sixty and 59/100 feet;
Northerly twenty-one and 99/100 fee; and

Easterly one hundred feet, all by land now or formerly of Hugh L. Cameron; and

EXHIBIT A

Exhibit 10.2*
Southerly by the Northerly line of Whittemore Avenue, one hundred thirty-two and 50/100 feet. Said parcel is shown as Lot C2 on said plan.

All of said boundaries are determined by the Court to be located as shown on a subdivision plan, as approved by the Court, filed in the Land Registration Office, a copy of which is filed in the Registry of
Deeds for the South Registry District of Middlesex County in Registration Book 148, Page 117, with Certificate 22070, Plan No. 5236E.

Also, another certain parcel of land situated in said Cambridge, bounded and described as follows: Southerly by Whittemore Avenue, eighty-eight and 50/100 feet;
Westerly one hundred feet;

Southerly twenty-one and 99/100 feet;

Westerly thirty-nine and 40/100 feet, by land now or formerly of Rebecca E. Penney et al; Northerly by Lot B as shown on plan hereinafter mentioned, one hundred nine and 97/100 feet; and Easterly by Harrison Avenue, one hundred and fifty feet.
Said parcel is shown as Lot A on said plan.

All of said boundaries are determined by the Court to be located as shown on a subdivision plan, as approved by the Court, filed in the Land Registration Office, a copy of which is filed in the Registry of Deeds for the South Registry District of Middlesex County in Registration Book 132, Page 405, with Certificate 19710, Plan No. 9944B.

TRACT III: 91-99 Whittemore Avenue (Registered and Unregistered Land)

That certain parcel of land located on Whittemore Avenue, in Cambridge, Middlesex County, Massachusetts, more particularly bounded and described as follows:

Beginning at the point of intersection of the Northerly sideline of Whittemore Avenue and the Westerly sideline of Kimball Street;

Thence running N 85°-22'-30" W by the Northerly sideline of said Whittemore Avenue eighty-eight and no hundredths (88.00) feet to a point, said point being the Southeasterly corner of land now or formerly of Gerard Lefebvre;

Thence turning and running N 00°-52'-30" W by land now or formerly of said Gerard Lefebvre one hundred and no hundredths (100.00) feet to a point;

Thence turning and running S 85°-22'-30" E by land now or formerly of Owen Frank McCall two and sixty-one hundredths (2.61) feet to a point;

Thence turning and running N 00°-52 '-47" W by two separate parcels of land now or formerly of said Owen Frank McCall thirty-six and eighty-three hundredths (36.83) feet to a point;

EXHIBIT A

Exhibit 10.2*
Thence turning and running S 89°-11'-53" E still by land now or formerly of said Owen Frank McCall eighty-five and no hundredths (85.00) feet to a point on the Westerly sideline of Kimball Street, said point being the Southeasterly corner of land now or formerly of said Owen Frank McCall;

Thence turning and running S 00°-52'-30" E by said Westerly sideline of Kimball Street one hundred forty-four and ninety hundredths (144.90) feet to the point of beginning.

Being shown as "W.R. Grace & Co., Area =12,233 Sq. Ft." on Sheet 2 of a plan entitled "Plan of Land in Cambridge Massachusetts," dated November 16, 1989, prepared by HMM Engineers Inc., which plan is recorded with Middlesex County South District Registry of Deeds as Plan No. 1410 of 1989, in Book 20290, Page 159.
The above-described premises include the following lots of registered land, to wit: Lot B1 as shown on Land Court Plan 5236F, and
Lot 28 as shown on Land Court Plan 5236G.

TRACT IV: 115-119 Whittemore Avenue (Registered Land)

Those certain parcels of land situate in Cambridge in the County of Middlesex and the Commonwealth of Massachusetts shown as Lots 51 and 52 on Land Court Plan 5236O.

TRACT V: 36-124 Whittemore Avenue (Registered and Unregistered Land)

That certain parcel of land located on Whittemore Avenue, in Cambridge, Middlesex County, Massachusetts, more particularly bounded and described as follows:

Beginning at a point on the Southerly sideline of Whittemore Avenue, said beginning point being S85°-22'-30"E two hundred and eighty-two and ten hundredths (282.10) feet from the point of intersection of the Southerly sideline of said Whittemore Avenue and the Easterly sideline of Alewife Brook Parkway;

Thence running S85°-22'-30"E by said Southerly sideline of Whittemore Avenue nine hundred sixty and sixty-six hundredths (960.66) feet to a point;

Thence turning and running S04°-37'-30"W by land now or formerly of Edward Norberg one hundred and no hundredths (100.00) feet to a point, said point being the Southwesterly corner of land now or formerly of said Edward Norberg;

Thence turning and running S85°-22'-30"E still by land now or formerly of said Edward Norberg ninety-nine and sixty-two hundredths (99.62) feet to a point;

Thence turning and running S32°-37'-22"W by land now or formerly of the MBTA seventy-three and sixty hundredths (73.60) feet to a point;

Thence turning and running by a curve to the left of one thousand sixty-two and eight-six hundredths (1062.86) feet radius by land now or formerly of the MBTA eighty-five and one hundredth (85.01)
feet to a point of compound curvature;

EXHIBIT A

Exhibit 10.2*
Thence running by a curve to the left of one thousand nine hundred forty-three and eight hundredths (1,943.08) feet radius by land now or formerly of said MBTA two hundred twenty-eight and twenty-seven hundredths (228.27) feet to a point of tangency;

Thence running S73°-42'-26"W still by land now or formerly of said MBTA twenty-six and eighty-five hundredths (26.85) feet to a point;

Thence turning and running S07°-28'-35"W still by land now or formerly of said MBTA seventy-nine and thirty-five hundredths (79.35) feet to a point on the Northerly sideline of Harvey Street;

Thence turning and running N85°-23'-35"W by said Northerly sideline of Harvey Street fifty-one and ninety-two hundredths (51.92) feet to a point, said point being at the terminus of Harvey Street;

Thence turning and running S04°-36-25"W by said terminus of Harvey Street thirty and no hundredths (30.00) feet to a point;

Thence running S85°-23'-35"E by the Southerly sideline of Harvey Street fifty-one and eighteen hundredths (51.18) feet to a point;

Thence turning and running S07°-28'35"W by land now or formerly of the MBTA and by land now or formerly of the City of Cambridge one hundred eighty-six and ninety-nine hundredths (186.99) feet to a point;

Thence turning and running S88°-24'-25"W by other land now or formerly of said City of Cambridge (Russell field) one hundred fifty-three and sixty hundredths (153.60) feet to a point;

Thence turning and running S73°-36'-56"W still by land now or formerly of said City of Cambridge (Russell Field) two hundred six and thirty-nine hundredths (206.39) feet to a point;

Thence turning and running N10°-25'-01"W by land now or formerly of Alewife Land Corporation two hundred thirty-four and nine hundredths (234.09) feet to a point;

Thence turning and running N10°-25'-00"W twenty-one and ninety-four hundredths (21.94) feet to a point;

Thence turning and running N03°-51'-56"E two hundred fifty-six and fifty-one hundredths (256.51) feet to a point;

Thence turning and running N85°-01'-50"W two hundred sixty-eight and ninety-two, hundredths (268.92) feet to a point;

Thence turning and running N04°-37'-43"E still by land now or formerly of said Alewife Land Corporation one hundred forty-two and eighty-seven hundredths (142.87) to the point of beginning.

Being shown as "W.R. Grace & Co., Area = 345,418± Sq. Ft. (7.930 Acres)" on Sheet 1 of a plan entitled "Plan of Land in Cambridge Massachusetts," dated November 16, 1989, prepared by HMM Engineers Inc., which plan is recorded with Middlesex County South District Registry of Deeds as Plan No. 1410 of 1989, in Book 20290, Page 159.
The above-described premises include the following lots of registered land, to wit: Lots 47 and 49 as shown on Land Court Plan 5236N;
Lots 24 and 25 as shown on Land Court Plan 5236G; Lot 19 as shown on Land Court Plan 24288D;
EXHIBIT A

Exhibit 10.2*
Lot F as shown on Land Court Plan 5236D; Land shown on Land Court Plan 16059A; Land shown on Land Court Plan 16108A;
Lots B, C and D as shown on Land Court Plan 6151B; and Lot A as shown on Land Court Plan 6151B.

TRACT VI: 1R -3R Alewife Brook Parkway Parcel 1 (Registered and Unregistered Land)
That certain parcel of land located in Cambridge, Middlesex County, Massachusetts, shown as "W.R. Grace & Co., Area =9.824± Acres" on a plan entitled "Plan of Land in Cambridge, Massachusetts," dated January 14, 1988, prepared by HMM Engineers Inc., recorded with Middlesex South District Registry of Deeds as Plan No. 625 of 1989, in Book 19877, Page 518, and more particularly bounded and described as follows:

Beginning at a point on the Easterly sideline of Alewife Brook Parkway, said beginning point being on the Southerly boundary of land now or formerly of Alewife Land Corporation as shown on said plan;

Thence running S 85°-36'-19" E by said land now or formerly of Alewife Land Corporation fifty-nine and fifty-nine hundredths (59.59) feet to a point;

Thence turning and running S 85°-35'-45" E still by said land now or formerly of Alewife Land Corporation four hundred fifty-seven and thirty-nine hundredths (457.39) feet to a point;

Thence turning and running S 02°-01'-14" E by land now or formerly of the City of Cambridge four hundred twenty-nine and thirty-eight hundredths (429.38) feet to a point;

Thence turning and running S 34°-20'-46" E one hundred sixty-six and seventeen hundredths (166.17) feet to a point;

Thence turning and running S 81°-46'-40" E seventeen and sixty-five hundredths (17.65) feet to a point;

Thence turning and running S 00°-52'-34" E eighty-one and forty-four hundredths (81.44) feet to a point;

Thence turning and running S 31°-49'-27" E twenty-nine and forty-eight hundredths (29.48) feet to a point;

Thence turning and running S 04°-31'-52" W one hundred and ninety-six hundredths (100.96) feet to a point;

Thence turning and running N 84°-52'-23" W one hundred thirteen and six hundredths (113.06) feet to a point;

Thence turning and running S 37°-14'-02" W nineteen and sixty-three hundredths (19.63) feet to a point;

Thence turning and running S 06°-05'-52" E still by land now or formerly of said City of Cambridge two hundred fifty-six and twenty-three hundredths (256.23) feet to a point on the Northerly sideline of Rindge Avenue;
EXHIBIT A

Exhibit 10.2*

Thence turning and running N 83°-19'-53" W by said Northerly sideline of Rindge Avenue two hundred forty-eight and thirty-six hundredths (248.36) feet to an angle point.

Thence turning and running N 06°-40'-07" E ten and no hundredths (100.00) feet to an angle point;

Thence turning and running N 75°-55'-07" W by said Northerly sideline of Rindge Avenue seventy-seven and fifty-one hundredths (77.51) feet to an angle point;

Thence turning and running N 83°-19'-53" W still by said Northerly sideline of Rindge Avenue sixty and no hundredths (60.00) feet to a point;

Thence turning and running N 01°-21'-07" E by two parcels of land now or formerly of Lehigh Investment Trust five hundred sixteen and seventy-eight hundredths (516.78) feet to a point;

Thence turning and running N 77°-26'-19" W still by land now or formerly of said Lehigh Investment Trust one hundred fifty-one and forty-three hundredths (151.43) feet to a point;

Thence turning and running by a curve to the left of eight thousand, six hundred thirty-one and seventy-nine hundredths (8,631.79) radius still by land now or formerly of said Lehigh Investment Trust one hundred twenty-four and seventy-four hundredths (124.74) feet to a point on the Easterly sideline of Alewife Brook Parkway;

Thence turning and running N 89°-37'-29" E by land now or formerly of the Massachusetts Bay Transportation Authority two hundred six and no hundredths (206.00) feet to a point;

Thence turning and running N 56°-29'-35" E sixty-six and ninety-seven hundredths (66.97) feet to a point;

Thence turning and running N 00°-22'-31" W ninety-three and seventy-three one hundredths (93.73) feet to a point;

Thence turning and running S 89°-37'-29" W still by land now or formerly of said Massachusetts Bay Transportation Authority two hundred sixty-nine and sixty hundredths (269.60) feet to a point on the Easterly sideline of Alewife Brook Parkway;

Thence turning and running N 11°-45'-03" W by said Easterly sideline of Alewife Brook Parkway two hundred six and ninety hundredths (206.90) feet to an angle point;

Thence turning and running N 73°-42'-27" E still by said Easterly sideline of Alewife Brook Parkway fifteen and no hundredths (15.00) feet to the point of beginning.

The above described premises include the following lots of registered land, to wit: Lots A and B as shown on Land Court Plan 5524B;
Lot 3 as shown on Land Court Plan 18496B;
Lot 5 as shown on Land Court Plan 18496C; and Lot 18 as shown on Land Court Plan 24288D.

There is excepted and excluded from the above described land Lot 1 shown on Plan No. 5524C filed in Registration Book 663, Page 178.

Parcel 2: (Registered and Unregistered Land)

EXHIBIT A

Exhibit 10.2*
That certain parcel of land (in part registered and in part unregistered) located on Whittemore Avenue in Cambridge, Middlesex County, Massachusetts shown as "Parcel B, Area = 291,407± S.F.,
6.690 Acres" on a plan entitled "Plan of Land Owned by Alewife Land Corporation, 1 Alewife Center, Cambridge, Massachusetts," dated October, 1999, by URS Greiner Woodward-Clyde, Inc. recorded with Middlesex South District Registry of Deeds as Plan No. 1218 of 1999 in Book 30804, Page 571, and more particularly bounded and described as follows:
Beginning at a point on the Easterly sideline of Alewife Brook Parkway, said beginning point being the Southwesterly corner of said parcel;

Thence running N 14°-06'-09" W by said Easterly sideline of Alewife Brook Parkway three hundred ten and ninety-two hundredths (310.92) feet to a point;

Thence turning and running by a curve to the right having a radius of six hundred twenty-seven and seventy-four hundredths (627.74) feet, three hundred fifteen and seventy-one hundredths (315.71) feet to a point at the Westerly boundary of "Parcel A" as shown on said plan;

Thence turning and running by a curve to the left having a radius of one hundred twenty-five and no hundredths (125.00) feet still by said Parcel A, one hundred one and forty-eight hundredths (101.48) feet to a point;

Thence turning and running by a curve to the left having a radius of one thousand, nine hundred fifty-one and twenty-five hundredths (1,951.25) feet still by said Parcel A, two hundred forty-eight and fourteen hundredths (248.14) feet to a point;

Thence turning and running N 04°-38'-21" E still by said Parcel A, six and seventy-one hundredths (6.71) feet to a point;

Thence turning and running N 88°-16'-09" E still by said Parcel A, eight and eighty-four hundredths (8.84) feet to a point;

Thence turning and running N 04°-37'-30" E still by said Parcel A, thirty-one and ninety-four hundredths (31.94) feet to a point on the Easterly boundary of said Parcel A;

Thence turning and running S 85°-01'-50" E by land now or formerly of W.R. Grace & Co.-Conn., two hundred sixty-eight and ninety-two hundredths (268.92) feet to a point;

Thence turning and running S 03°-51'-56" W by said land now or formerly of W.R. Grade & Co.- Conn., two hundred fifty-six and fifty-one hundredths (256.5l) feet to a point;

Thence turning and running S 10°-25'-00" E by said land now or formerly of W.R. Grace & Co.-Conn., twenty-one and ninety-four hundredths (21.94) feet to a point;

Thence turning and running S 10°-10'-01" E by said land now or formerly of W.R. Grace & Co.-Conn., two hundred thirty-four and nine hundredths (234.09) feet to a point on the Northerly boundary of land now or formerly of the City of Cambridge;

Thence turning and running S 73°-36'-56" W by said land now or formerly of the City of Cambridge, five and no hundredths (5.00) feet to a point;

Thence turning and running S 02°-01'-14" E by said land now or formerly of the City of Cambridge, thirty-three and thirty-six hundredths (33.36) feet to a point on the Northerly boundary of land now or formerly of Alewife Land Corporation;

EXHIBIT A

Exhibit 10.2*
Thence turning and running N 85°-35'-45" W by said land now or formerly of Alewife Land Corporation, four hundred fifty-seven and thirty-nine hundredths (457.39) feet to a point;

Thence turning and running N 85°-36'-19" W by said land now or formerly of Alewife Land Corporation, fifty-nine and fifty-nine hundredths (59.59) feet to the point of beginning.
The above described premises include the following lots of registered land, to wit: Lots 53 and 54 as shown on Land Court Plan 5236P;
Lot 17 as shown on Land Court Plan 24288D; and Lot 4 as shown on Land Court Plan 18496C.

Parcel 3: (Registered Land)

That certain parcel of land in Cambridge, Middlesex County, Massachusetts, bounded and described as follows:

Southerly by the northerly line of Rindge Avenue, and

Southwesterly by land now or formerly of Commonwealth of Massachusetts, Metropolitan District Commission-Parks Division (Alewife Brook Parkway), by three lines measuring together, two hundred fifty-nine and 30/100 feet;

Westerly by said Commonwealth of Massachusetts land, one hundred forty-three and 26/100 feet; Northerly by lot 4 as shown on plan hereinafter mentioned, one hundred eighty-two and 24/100 feet;

and

Easterly by land now or formerly of Joseph Campbell Thompson, two hundred eighty-four and 91/100 feet.

Said parcel is shown as lot 3 on said plan (Plan No. 23209B).

All of said boundaries are determined by the Court to be located as shown on a subdivision plan, as approved by the Court, filed in the Land Registration Office, a copy of which is filed in the Registry of Deeds for the South Registry District of Middlesex County in Registration Book 729, Page 46, with Certificate 119796.

Parcel 4: (Registered Land)

That certain parcel of land in Cambridge, Middlesex County, Massachusetts, bounded and described as follows:

Westerly, three hundred twenty-nine and 11/100 feet, and

Northwesterly, fifty-one and 91/100 feet, by land now or formerly of Commonwealth of Massachusetts, Metropolitan District Commission-Parks Division (Alewife Brook Parkway);

Easterly, eighty-three and 75/100 feet, and

Northeasterly, one hundred fifty-one and 43/100 feet, by land now or formerly of Dewey and Almy Chemical Co.;

EXHIBIT A

Exhibit 10.2*
Easterly by land now or formerly of Joseph Campbell Thompson, two hundred thirty-one and 87/100 feet; and

Southerly by lot 3 as shown on plan hereinafter mentioned, one hundred eighty-two and 24/100 feet. Said parcel is shown as lot 4 on said plan, (Plan No. 23209B).
All of said boundaries are determined by the Court to be located as shown on a subdivision plan, as approved by the Court, filed in the Land Registration Office, a copy of which is filed in the Registry of Deeds for the South Registry District of Middlesex County in Registration Book 729, Page 46, with Certificate 119796.

EXHIBIT B CRITICAL AREAS

EXHIBIT A

Exhibit 10.2*

PARKING
KASSUL PARK
KIMBALL ST.
HARRISON AVE.
WHITTEMORE AVENUE
BLDG 29
BLDG 23
BLDG 22
BLDG 18
BLDG 24
BLDG 34
TRANSFORMER
CELL HOUSE
BACK PARKING
TO MBTA ALEWIFE STATION
1
2
3
4
5

The **RED** represents areas that Tenant requires regular/daily access to. However, Tenant can provide Landlord temporary access to these areas, so long as reasonable alternative passage / access is provided to accommodate Tenant's operations, including passage of forklifts and delivery/shipping trucks.

The **PURPLE** area is to provide Tenant's access to its hazardous waste building for waste disposal pickup services. The pickup is typically every 3-4 months. As long as Tenant is provided reasonable access as needed for waste pickup services Landlord can have access.

The **FOREST GREEN** color represents Tenant's customer service area, dumpsters, fire pump house and a small shipping dock requiring forklift access. If Landlord requires temporary access to this area, Tenant can accommodate and will remain flexible as long as Landlord provides reasonable temporary alternatives for on-site space for customer service. However, Tenant must at all times have full access to the fire pump house, the 6 dumpsters and small shipping dock (except for reasonable periods of temporary duration as may be reasonably necessary to perform Landlord's maintenance obligations under this Lease or to comply with applicable Legal Requirements)

Exhibit 10.2*
EXHIBIT C

ACTIVITY AND USE LIMITATIONS

1.Notice of Activity and Use Limitations by W.R. Grace & Co.-Conn, dated February 16, 2006, recorded in the Middlesex South District Registry of Deeds (the “Registry”) in Book 47069, Page 293 and filed with the Middlesex South Registry District of the Land Court (the “Land Court”) as Document No. 1404318;

2.Notice of Activity and Use Limitation by Alewife Land Corporation dated February 16, 2006, recorded in the Registry in Book 47069, Page 191 and filed with the Land Court as Document No. 1404322; and

3.Notice of Activity and Use Limitation by Alewife Land Corporation dated February 16, 2006 and filed with the Land Court as Document No. 1404320.

As used above, "recorded" means recorded with the Middlesex County South Registry of Deeds and "filed" means filed with the Middlesex County South Registry District of the Land Court

EXHIBIT C

Exhibit 10.2*
EXHIBIT D ENVIRONMENTAL QUESTIONNAIRE

ENVIRONMENTAL QUESTIONNAIRE
FOR COMMERCIAL AND INDUSTRIAL PROPERTIES

Tenant Name:      Lease Address:
Lease Type (check correct box – right click to properties): ☐ Primary Lease/Lessee
☐Sublease from:

Instructions: The following questionnaire is to be completed by the Lessee representative with knowledge of the planned operations for the specified building/location. Please print clearly and attach additional sheets as necessary.

1.0    PROCESS INFORMATION

Describe planned site use, including a brief description of manufacturing processes and/or pilot plants planned for this site, if any.

a.HAZARDOUS MATERIALS – OTHER THAN WASTE

Will (or are) non-waste hazardous materials be/being used or stored at this site? If so, continue with the next question. If not, go to Section 3.0.
b.Are any of the following materials handled on the Property? ☐ Yes ☐ No
[A material is handled if it is used, generated, processed, produced, packaged, treated, stored, emitted, discharged, or disposed.] If YES, check (right click to properties) the applicable correct Fire Code hazard categories below.
2-2. For all materials checked in Section 2.1 above, please list the specific material(s), use(s), and quantities of each used or stored on the site in the table below; or attach a separate inventory. NOTE: If proprietary, the constituents need not be named but the hazard information and volumes are required.

EXHIBIT D

Exhibit 10.2*

Material/ Chemical	Physical State (Solid, Liquid, or Gas)	Container Size	Number of Containers Used & Stored	Total Quantity	Units (pounds for solids, gallons or liters for liquids, & cubic feet for gases)

2-3.    Describe the planned storage area location(s) for the materials in Section 2-2 above. Include site maps and drawings as appropriate.

2-4.        Other hazardous materials. Check below (right click to properties) if applicable. NOTE: If either of the latter two are checked (BSL-3 and/or radioisotope/radiation), be advised that not all lease locations/cities or lease agreements allow these hazards; and if either of these hazards are planned, additional information will be required with copies of oversight agency authorizations/licenses as they become available.
a.HAZARDOUS WASTE (i.e., REGULATED CHEMICAL WASTE)

EXHIBIT D

Exhibit 10.2*
Are (or will) hazardous wastes (be) generated? ☐ Yes ☐ No
If YES, continue with the next question. If not, skip this section and go to section 4.0.

3.1Are or will any of the following hazardous (CHEMICAL) wastes generated, handled, or disposed of (where applicable and allowed) on the property?

3-2.    List and estimate the quantities of hazardous waste identified in Question 3-1 above.

HAZARDOUS (CHEMICAL) WASTE GENERATED	SOURCE	WASTE TYPE		APPROX. MONTHLY QUANTITY with units	DISPOSITION [e.g., off- site landfill,incineration, fuel blending scrap metal; wastewater neutralization (onsite or off-site)]
		RCRA listed (federal)	Non-RCRA (California ONLY or recycle)

3-3.    Waste characterization by: Process knowledge ☐ EPA lab analysis ☐ Both ☐
3-4. Please include name, location, and permit number (e.g. EPA ID No.) for transporter and disposal facility if applicable. Attach separate pages as necessary. If not yet known, write "TBD."

Hazardous Waste Transporter/Disposal Facility Name	Facility Location	Transporter (T) or Disposal (D) Facility	Permit Number

3-5. Are pollution controls or monitoring employed in the process to prevent or minimize the release of wastes into the environment? NOTE: This does NOT mean fume hoods; examples include air scrubbers, cyclones, carbon or HEPA filters at building exhaust fans, sedimentation tanks, pH neutralization systems for wastewater, etc.
☐Yes ☐ No
If YES, please list/describe:

4.0    OTHER REGULATED WASTE (i.e., REGULATED BIOLOGICAL WASTE, referred to as "Medical Waste" in California)
4-1.    Will (or do) you generate medical waste? ☐ Yes ☐ No If NO, skip to Section 5.0.
4-2.    Check the types of waste that will be generated, all of which fall under the California Medical Waste Act:
__Contaminated sharps (i.e. if contaminated with >= Risk Group 2 materials)
__Red bag bio hazardous waste (i.e. with >= Risk Group 2 materials ) for autoclaving
__Animal carcasses
__Human or non-human primate blood, tissues, etc. *e.g. clinical specimens)
EXHIBIT D

Exhibit 10.2*
__Pathology waste known or suspected to be contaminated with >= Risk Group 2 pathogens)
__Trace Chemotherapeutic Waste and/or Pharmaceutical waste NOT otherwise regulated __as RCRA chemical waste

4-3.    What vendor will be used for off-site autoclaving and/or incineration?

4-5.    Do you have a Medical Waste Permit for this site? ☐ Yes ☐ No, not required.
☐No, but an application will be submitted.
5.0    UNDERGROUND STORAGE TANKS (USTS) & ABOVEGROUND STORAGE TANKS (ASTS)
5-1. Are underground storage tanks (USTs), aboveground storage tanks (ASTs), or associated pipelines used for the storage of petroleum products, chemicals, or liquid wastes present on site (lease renewals) or required for planned operations (new tenants)? ☐ Yes ☐ No
NOTE: If you will have your own diesel emergency power generator, then you will have at least one AST! [NOTE: If a backup generator services multiple tenants, then the landlord usually handles the permits.]
If NO, skip to section 6.0. If YES, please describe capacity, contents, age, type of the USTs or ASTs, as well any associated leak detection/spill prevention measures. Please attach additional pages if necessary.

UST or AST	Capacity (gallons)	Year Installe	Type (Steel, Fiberglass, etc.)	Associated Leak Detection / Spill

*NOTE: The following are examples of leak detection / spill prevention measures: integrity testing, inventory reconciliation, leak detection system, overfill spill protection, secondary containment, cathodic protection.
5-2. Please provide copies of written tank integrity test results and/or monitoring documentation, if available.
5-3.    Is the UST/AST registered and permitted with the appropriate regulatory agencies? ☐ Yes ☐
No, not yet
If YES, please attach a copy of the required permit(s). See Section 7-1 for the oversight agencies that issue permits, with the exception of those for diesel emergency power generators which are permitted by the local Air Quality District (Bay Area Air Quality Management District = BAAQMD; or San Diego Air Pollution Control District = San Diego APCD).

EXHIBIT D

Exhibit 10.2*
5-4. If this Questionnaire is being completed for a lease renewal, and if any of the USTs/ASTs have leaked, please state the substance released, the media(s) impacted (e.g., soil, water, asphalt, etc.), the actions taken, and all remedial responses to the incident.

5-5. If this Questionnaire is being completed for a lease renewal, have USTs/ASTs been removed from the Property?
☐Yes ☐ No
If YES, please provide any official closure letters or reports and supporting documentation (e.g., analytical test results, remediation report results, etc.).
5-6.    For Lease renewals, are there any above or below ground pipelines on site used to transfer chemicals or wastes?
☐Yes ☐ No
For new tenants, are installations of this type required for the planned operations? ☐ Yes ☐ No If YES to either question in this section 5-6, please describe.

6.0    ASBESTOS CONTAINING BUILDING MATERIALS
Please be advised that an asbestos survey may have been performed at the Property. If provided, please review the information that identifies the locations of known asbestos containing material or presumed asbestos containing material. All personnel and appropriate subcontractors should be notified of the presence of these materials, and informed not to disturb these materials. Any activity that involves the disturbance or removal of these materials must be done by an appropriately trained individual/contractor.

a.OTHER REGULATORY PERMITS/REQUIREMENTS

7-1. Does the operation have or require an industrial wastewater permit to discharge into the local National Pollutant Discharge Elimination System (NPDES)? [Example: This applies when wastewater from equipment cleaning is routed through a pH neutralization system prior to discharge into the sanitary or lab sewer for certain pharmaceutical manufacturing wastewater; etc.] Permits are obtained from the regional sanitation district that is treating wastewater.
☐Yes ☐ No ☐ No, but one will be prepared and submitted to the Landlord property management company.
If so, please attach a copy of this permit or provide it later when it has been prepared.

7-2. Has a Hazardous Materials Business Plan (HMBP) been developed for the site and submitted via the State of California Electronic Reporting System (CERS)? [NOTE: The trigger limits for having to do this are ≥ 200 cubic feet if any one type of compressed gas(except for carbon dioxide and inert simple asphyxiant gases, which have a higher trigger limit of ≥ 1,000 cubic feet); ≥ 55 gallons if any one type of hazardous chemical liquid; and ≥500 pounds of any one type of hazardous chemical solid. So a full-size gas cylinder and a 260-liter of liquid nitrogen are triggers! Don't forget the diesel fuel in a backup emergency generator if the diesel tank size is ≥ 55 gallons and it is permitted under the tenant (rather than under the landlord).] NOTE: Each local Certified Unified Program Agency (CUPA) in California governs the HMBP process so start

EXHIBIT D

Exhibit 10.2*
there. Examples: the CUPA for cities in San Mateo County is the County Environmental Health Department; the CUPA for the City of Hayward, CA is the Hayward Fire Department; the CUPA for Mountain View is the Mountain View Fire Department; and, the CUPA for San Diego is the County of San Diego Hazardous Materials Division (HMD),
▪Yes ☐ No, not required. ☐ No, but one will be prepared and submitted, and a copy will be provided to the landlord property management company.
If one has been completed, please attach a copy. Continue to provide updated versions as they are completed. This is a legal requirement in that State law requires that the owner/operator of a business located on leased or rented real property shall notify, in writing, the owner of the property that the business is subject to and is in compliance with the Hazardous Materials Business Plan requirements (Health and Safety Code Chapter 6.95 Section 25505.1).

7-3. NOTE: Please be advised that if you are involved in any tenant improvements that require a construction permit, you will be asked to provide the local city with a Hazardous Materials Inventory Statement (HMIS) to ensure that your hazardous chemicals fall within the applicable Fire Code fire control area limits for the applicable construction occupancy of the particular building. The HMIS will include much of the information listed in Section 2-2. Neither the landlord nor the landlord's property management company expressly warrants that the inventory provided in Section 2-2 will necessarily meet the applicable California Fire Code fire control area limits for building occupancy, especially in shared tenant occupancy situations. It is the responsibility of the tenant to ensure that a facility and site can legally handle the intended operations and hazardous materials desired/ needed for its operations, but the landlord is happy to assist in this determination when possible.

CERTIFICATION

I am familiar with the real property described in this questionnaire. By signing below, I represent and warrant that the answers to the above questions are complete and accurate to the best of my knowledge. I also understand that Lessor will rely on the completeness and accuracy of my answers in assessing any environmental liability risks associated with the property.

Signature:

Name:

Title:

Date:

Telephone:
63824651 v1

EXHIBIT D

Exhibit 10.2*
EXHIBIT E
HENKEL LEASE

LEASE

by and between

GCP Applied Teclu1ologies Inc., a Delaware corporation
Landlord

and

Henkel Corporation, a Delaware corporation
Tenant

Dated as of July 3, 2019

Lease - United States - Cambridge

Exhibit 10.2*

LEASE
This Lease (this "Lease") dated as of July 3, 2019 is entered into between GCP APPLIED TECHNOLOGIES INC., a Delaware corporation ("Landlord") and HENKEL CORPORATION, a Delaware corporation ("Tenant").
Section 1. Premises, Landlord hereby leases to Tenant, and Tenant hereby leases from Landlord, upon the terms and conditions set forth herein, certain premises within the building owned by Landlord, commonly known as 62 Whittemore Avenue, Cambridge, Massachusetts 02410 (the "Building"), as shown on Exhibit A hereto (the "Premises"), In connection with its use of the Premises, subject to Landlord's reasonable rules and regulations, Tenant shall also have the nonexclusive right (a) to ingress and egress to the Premises over the sidewalks, driveways, streets and highways adjoining the Premises, to the extent owned or controlled by Landlord, and (b) to use the hallways, stairways, restrooms, kitchens, break rooms, cafeteria and othe1· areas of the Building that may be reasonably necessary for Tenant's use of the Premises (the "Shared Areas"), as shown on Exhibit A hereto. Notwithstanding anything else herein to the contrary, Tenant specifically agrees and acknowledges that, except in the case of emergency, it shall not be permitted to access any other areas of the Building, other than those specifically designated as part of the Premises and as otherwise described on Exhibit A.

Section 2. Term. The term of this Lease (the "Term") shall commence on July 3, 2019 (the "Commencement Date"), and end on July 2, 2024 (the "Expiration Date"), unless this Lease is sooner terminated pursuant to its terms. Thereafter the Term of this Lease shall continue from year-to-year unless sooner terminated pursuant to its terms. Tenant may, at any time during the Term, terminate this Lease by providing Landlord with written notice thereof, with such termination effective no less than thirty
(30) days from the date of such notice and Landlord may, at any time during the Tenn, terminate this Lease by providing Tenant with written notice thereof, with such termination effective no less than twelve (12) months from the date of such notice (in either case, the "Early Termination Date"). Upon the Early Termination Date, this Lease shall be of no further force or effect, and the parties' rights and obligations hereunder shall forever cease and terminate (except for any provisions hereof which by their terms expressly survive a termination).
Section 3. Rent. Tenant shall pay Landlord as rent ("Base Rent") for the Premises on a gross basis for each month during the Term, an amount equal to the rent for the Premises scheduled on Exhibit B. Base Rent shall be due and payable within thirty (30) days of delivery by Landlord of an invoice therefor, without any deduction or offset and without prior notice or demand, at the address of Landlord set forth in Section 23, which Landlord may update from time to time in accordance with the notice provisions here of. Base Rent for any period which is for less than one (I) month of the Term shall be a pro rata portion of the monthly installment otherwise due. All amounts required to be paid by Tenant under this Lease other than Base Rent shall be deemed Additional Rent (which, collectively with Base Rent, shall be deemed "Rent"). Notwithstanding the provisions of the first two sentences of this section, in the event the Term extends or is extended by agreement of the parties beyond the Expiration Date unless the parties otherwise expressly agree in writing, Base Rent shall be equal to the fair market value of the Premises on a "triple net" basis. In such event, the parties shall negotiate in good faith to determine the fair market value of the Premises.

Exhibit 10.2*
Section 4. Use: Compliance with Laws; Rules. Tenant may use the Premises only for general office, administrative purposes, as well as Research and Development laboratories. Tenant shall promptly observe and comply with all Laws (as hereinafter defined) with respect to Tenant's use of the Premises; provided, however, that Tenant shall not be required to comply with any Laws requiring the construction of alterations in the Premises, which shall be the sole obligation of the Landlord unless and to the extent due to Tenant's particular use of the Premises. Tenant in its use and occupancy of the Premises shall not commit waste, nor overload the floors or structure, nor do or permit anything to be done in, about or with respect to the Premises which would (a) injure the Premises or (b) vibrate, shake, overload, or impair the efficient operation of the Premises or the building systems located therein. Tenant shall comply with all reasonable rules and regulations promulgated from time to time by Landlord. The term "Laws" as used herein shall mean all national, state, local, or municipal statute, code, order, ordinance, regulation or treaty, in each case promulgated by any national, state, local, municipal, court of competent jurisdiction, administrative agency or commission or other national, state, local or municipal governmental authority or instrumentality.

Section 5. Insurance. Landlord shall obtain and keep in full force and effect, at Landlord's sole cost, a policy of "all risk" property insurance insuring the Premises. Landlord also shall obtain and keep in full force and effect, at Landlord's sole cost, a commercial general liability policy of insurance protecting Landlord against claims for bodily injury, personal injury and property damage based upon, involving or arising out of Landlord's ownership, use or occupancy of the Premises and all areas appurtenant thereto. Such insurance shall be in an amount not less than $5,000,000 per occurrence. Tenant shall obtain and keep in full force and effect, at Tenant's sole cost, a commercial general liability policy of insurance protecting Tenant against claims for bodily injury, personal injury and property damage based upon, involving or arising out of Tenant's use or occupancy of the Premises and all areas appurtenant thereto. Such insurance shall be in an amount not less than $5,000,000 per occurrence, In addition, Tenant shall obtain and keep in full force and effect, at Tenant's sole cost, a policy of "all risk" property insurance insuring Tenant's personal property in the Premises. Landlord shall deliver to Tenant, and Tenant shall deliver to Landlord, certificates evidencing the insurance coverages required hereunder prior to the Commencement Date. Landlord and Tenant may use self-insurance or high deductibles to satisfy the insurance requirements set forth in this Section 5.

Section 6. Taxes. Landlord shall pay before delinquency all real property taxes on the Building. Tenant shall pay before delinquency all taxes imposed against Tenant' s personal property.
Section 7. Release and Waiver of Subrogation. Notwithstanding anything to the contrary herein, Landlord and Tenant hereby release each othe1·, and their respective agents, employees, subtenants, and contractors, from all liability for damage to their respective prope1ty that is caused by or results from a risk which is insured against or is required to be insured against hereunder, without regard to the negligence or willful misconduct of the entity so released. Landlord and Tenant shall each provide evidence from their respective insurance carriers of such waiver of subrogation.
Section 8. Indemnity. Each party shall defend, indemnify, protect and hold harmless the other from and against any and all liability, loss, claim, damage and cost (including reasonable attorneys' fees) to the extent due to the negligence or willful misconduct of the indemnifying party or its agents, employees or contractors or the indemnifying party's violation of the terms of this Lease. This indemnification shall

Exhibit 10.2*
survive the termination of this Lease. Notwithstanding the foregoing or anything contained herein to the contrary, neither Landlord nor Tenant shall be liable to the other for any punitive, special or consequential damages, lost profits or other similar damages incurred in connection with this Lease.
Section 9. Hazardous Materials. Tenant shall not, without the prior written consent of Landlord, use, store, transport or dispose of any Hazardous Material in or about the Premises, except for Hazardous Materials of a type and in amounts used in accordance·with Law. Tenant shall provide Landlord with written notice specifying in reasonable detail all Hazardous Materials to be stored or used at the Premises. Tenant, at its sole cost, shall comply with all laws relating to its use of Hazardous Materials. If Hazardous Materials stored, used, disposed of, emitted, or released on or about the Building by Tenant or its agents, employees or contractors result in Contamination of the Premises, Building or the water or soil thereunder, then Tenant shall promptly provide Landlord with written notice thereof and take any and all action necessary to remediate such contamination as required by Law. Tenant shall indemnify, defend, protect and hold Landlord and its officers, directors, employees, successors and assigns harmless from and against, all losses, damages, claims, costs and liabilities, including reasonable attorneys' fees and costs, arising out of Tenant's use, discharge, disposal, storage, transport, release or emission of Hazardous Materials on or about the Premises and Building during the Term. "Hazardous Materials" shall mean any substance, pollutant, contaminant, material and waste that is classified in any applicable Environmental Law as "hazardous", "toxic", "dangerous", a "pollutant", a "contaminant" or words of similar meaning, including asbestos, asbestos-containing materials, polychlorinated biphenyls, petroleum or petroleum products, radioactive materials, radon gas and any known carcinogenic materials. "Environmental Law" shall mean any and all Laws and Judgments relating to either the condition of the environment or the storage, use, emission, disposal or release of Hazardous Materials. "Contamination" shall mean the emission, discharge or release of any Hazardous Materials to, on, onto or into the environment. "Judgment" shall mean any judgment, injunction, order or decree of any Governmental Entity.
Section 10. Repairs. Tenant accepts the Premises in its "as is" condition. Tenant shall maintain in good condition and repair the Premises; provided, however, that Tenant shall in no event be required to perform any repairs and maintenance (a) necessitated by the acts or omissions of Landlord or its agents or employees, (b) to any of the Building systems servicing the Premises (including, without limitation, electrical, plumbing, mechanical, fire and life safety and HVAC) or any structural po1tions of the Premises (including, without limitation, the roof) foundation, exterior walls, and load bearing interior walls), or (c) which could be properly treated as a capital expenditure under generally accepted accounting principles as in effect from time to time. Except for obligations which are Tenant's responsibility pursuant to the preceding sentence, Landlord shall maintain the Building in good condition and repair.
Section 11. Alterations. No alterations or improvements shall be made to the Premises without the prior written consent of Landlord which may be withheld in Landlord's sole discretion; provided, however, Tenant shall be permitted to make, without the necessity of Landlord's prior consent, alterations or improvements that are non structural in nature up to $25,000 per calendar year during the Tenn. All work performed in connection with alterations shall comply within all Laws and applicable requirements of insurance carriers and shall be performed in a good and workmanlike manner by a licensed contracto1· approved by Landlord. Tenant shall keep the Building

Exhibit 10.2*
free of any liens arising out of work performed by or for Tenant. All alterations that cannot be removed without material damage to the Premises shall be deemed part of the Premises upon installation. Unless Landlord waives such right at the time it consents to any alteration, Landlord shall have the right to require Tenant to remove any alterations it constructs in the Premises upon the termination of this Lease.

Section 12. Services. Landlord shall provide to Tenant electricity, water and heating, ventilating and air conditioning and other utilities at the levels provided consistent with the past operation of Premises; provided that Landlord shall, if requested by Tenant, reasonably cooperate with Tenant (at no cost to Landlord) to provide Tenant with increased levels of electricity, water and heating, ventilating and air conditioning or other utilities at an increased level. Landlord shall not, however, be liable for the interruption of any such services or utilities for causes beyond Landlord's reasonable control. Landlord shall provide additional site services to Tenant during the ordinary course of business, including but not limited to accessibility to the loading dock and mail services, site security, access to cafeteria services, office cleaning/housekeeping, trash removal, and visitor reception.

Section 13. Damage. If the Premises are damaged by any casualty event, Landlord shall restore the Premises to substantially the same condition as existed immediately prior to such damage, unless this Lease is te1minated by Landlord or Tenant as set forth below. Landlord shall have the right to terminate this Lease, which option may be exercised by delivery to Tenant of a written notice within thirty (30) days after the date of such damage, in the event that (a) the Premises are damaged by a casualty both not covered by the type of insurance Landlord is required to carry under this Lease and not actually covered by valid and collectible insurance carried by Landlord to such an extent that the estimated cost to restore the Premises exceeds five percent (5%) of the then actual replacement cost thereof (and Tenant does not agree to pay the uninsured amount); or (b) the damage to the Premises cannot reasonably be restored within ninety
(90) days. If the Premises are damaged due to any casualty, Tenant shall be entitled to an abatement of Base Rent attributable to the portion of the Premises so damaged. If the damage resulting from any casualty cannot be (or is not in fact) repaired within ninety
(90) days following the occurrence of such event, 0·1 if in Tenant's reasonable judgment the casualty event will materially impair Tenant's operations at the Premises, then Tenant also shall be entitled to terminate this Lease by delivery of written notice of termination to Landlord at any time prior to restoration of the Premises.
Section 14. Condemnation. If all or any part of the Premises is taken by the exercise of the power of eminent domain or a voluntary transfer in lieu thereof (a "Condemnation"), this Lease shall terminate as to the part of the Premises taken. If the Premises cannot be restored within ninety days (90) days of the Condemnation and made reasonably suitable for Tenant's continued occupancy, or if Tenant shall determine in Tenant's reasonable judgment the Condemnation will materially impair Tenant's operations at the Premises, then Tenant shall have the right to terminate this Lease by delivery of written notice to Landlord within thirty (30) days of such Condemnation. If this Lease is not terminated following a Condemnation, Landlord shall make all repairs and alterations that are reasonably necessary to make the portion of the Premises not taken reasonably suitable for Tenant's occupancy, and Base Rent shall be reduced in proportion to the portion of the Premises so taken. Tenant shall be entitled to maintain an action to receive any Condemnation proceeds specifically allocated to Tenant's losses (including, without limitation, the unamortized value of alterations installed in the Premises at Tenant's expense, Tenant's relocation costs, lost goodwill and loss of the

Exhibit 10.2*
Tenant's leasehold estate); provided, however, that Tenant's recovery shall not reduce the recovery Landlord is entitled to in connection with such Condemnation.
Section 15. Assignment and Subletting. Tenant may not assign this Lease, sublet the Premises or permit any use of the Premises by another party (collectively, "Transfer"), without the prior written consent of Landlord, which consent may be withheld in Landlord's sole and absolute discretion. Landlord's consent to one Transfer shall not constitute consent to a subsequent Transfer. An assignment, change of control, or transfer by operation of law 01· otherwise in connection with a merger, consolidation, reorganization, stock sale or other like transaction, whether directly or indirectly, shall also constitute a Transfer requiring Landlord's consent under this Section 15. Notwithstanding the foregoing, Tenant may, upon prior written notice to Landlord but without consent of Landlord, Transfer this Lease to any person or entity that directly or indirectly controls Tenant, is under common control with Tenant or is controlled by Tenant, provided that: {I) such transferee can be reasonably expected to pay Rent when due hereunder and (2) at the time of such Transfer, Tenant is not in default or breach under this Lease.
Section 16. Default. Tenant shall be in default of its obligations under this Lease if any of the following events occur (each of the following, a "Default"): (a) Tenant fails to pay any Rent when due, when such failure continues for five (5) days after written notice from Landlord to Tenant of a failure to pay such Rent; (b) Tenant fails to perform any term, covenant or condition of this Lease (except those requiring payment of Rent) and fails to cure such breach within thirty (30) days after delivery of a written notice from Landlord specifying the nature of the breach; provided, however, that if more than thirty (30) days are reasonably required to remedy the failure, then Tenant shall not be in Default if Tenant commences the cure within the thirty (30) day period and thereafter diligently endeavors to complete the cure; (c) Tenant makes a general assignment of its assets for the benefit of its creditors, including attachment of, execution on, or the appointment of a custodian or receiver with respect to a substantial part of Tenant's property or any property essential to the conduct of its business; or (d) a petition is filed by or against Tenant under the bankruptcy laws of the United States or any other debtors' relief law or statute, unless such petition is dismissed within sixty (60) days after filing.

Section 17. Remedies. In the event of any Default by Tenant, Landlord shall have the following remedies, in addition to all other rights and remedies provided by any law or in equity or otherwise provided in this Lease, to which Landlord may resort cumulatively or in the alternative:
a, Landlord may, at Landlord's election, keep this Lease in effect and enforce by an action at law or in equity all of its rights and remedies under this Lease, including (i) the right to recover the Rent and other sums as they become due by appropriate legal action, (ii) the right to make payments required of Tenant or perform Tenant's obligations and be reimbursed by Tenant for the cost thereof,
3.the remedies of injunctive relief and specific performance to compel Tenant to perform its obligations under this Lease, and
4.the right to recover the Rent as it becomes due under this Lease.

b.Landlord may, at Landlord's election, terminate this Lease by giving Tenant written notice of termination, in which event this Lease shall terminate on the date set forth for termination in such notice. Any such termination shall not relieve Tenant from its obligation to pay sums then due Landlord or from any

Exhibit 10.2*
claim against Tenant for damages or Rent previously accrued or then accruing. In the event Landlord terminates this Lease, Landlord shall be entitled, at Landlord's election, to damages in an amount as permitted under applicable Law, including, without limitation: (i) the worth at the time of award of the amount by which the unpaid Rent for the balance of the Tenn (exclusive of Tenant's extension options, if any), computed by discounting such amount at the discount rate of the Federal Reserve Bank of San Francisco at the time of award plus one percent (1%); and (ii) any other amount necessary to compensate Landlord for all actual losses, costs, claims, damages (including reasonable attorney's fees) in connection with any such failure to perform.

a.Landlord shall use commercially reasonable efforts to mitigate any amounts which it is entitled to recover hereunder; provided, however, Landlord shall not in any event be required to re-let the Premises.

Section 18. Right to Cure Defaults. If Tenant fails to pay any sum of money to Landlord when due, or fails to perform any other act on its pat1 to be performed hereunder, then Landlord may, but shall not be obligated to, after the passage of any applicable notice and cure periods (except in the case of an emergency, in which case no cure period is required), make such payment or perform such act. All such sums paid, and all reasonable costs and expenses of performing any such act, shall be deemed Additional Rent payable by Tenant to Landlord upon demand.

Section 19. Surrender: Holdover. Prior to expiration of this Lease, Tenant shall remove all of its personal prnpe11y and shall surrender the Premises to Landlord broom clean, in the same condition as exists on the Commencement Date, reasonable wear and tear, alterations that Landlord agrees in writing may be surrendered, casualty and condemnation, excepted. If the Premises are not so surrendered, then Tenant shall be liable to Landlord for all costs and expenses incurred by Landlord in returning the Premises to the required condition. In the event that Tenant does not surrender the Premises upon the expiration or earlier termination of this Lease as required above, (i) Tenant shall indemnify, defend, protect and hold harmless Landlord from and against all loss, cost, claim, damage and liability (excluding, however, any punitive, consequential, or special damages, lost profits or similar damages) resulting from Tenant's delay in surrendering the Premises and pay Landlord holdover rent in an amount equal to one hundred fifty percent (150%) of the Rent payable under this Lease during the last month of the Tenn, and
a.this Lease shall be treated, at Landlord's election, as either a tenancy at sufferance or a month to month tenancy.

Section 20. Estoppel Certificates. Within ten (10) calendar days after receipt of written demand by either party, the other patty shall execute and deliver to the requesting party an estoppel certificate (a) certifying that this Lease is unmodified and in foll force and effect or, if modified, the nature of such modification; (b) acknowledging, to the responding party's knowledge, that there are no uncured breaches or Defaults on the part of the requesting party (or specifying with reasonable particularity any breaches or Defaults then existing); and (c) cet1ifying such other information or matters as are reasonably required by the requesting party.
Section 21. Subordination. This Lease is subject and subordinate to all present and future mortgages, deeds of trust 01· other similar encumbrances, and all renewals, modifications and replacements thereof affecting any portion of the Building

Exhibit 10.2*

( collectively, the "Mortgages"), provided, however, such subordination shall be conditioned upon non-disturbance of Tenant's tenancy hereunder, including, at Tenant's election, a non-disturbance and recognition agreement from the holder of the applicable Mortgage in form reasonably acceptable to Tenant.
Section 22. Landlord's Right to Enter, Provided Landlord complies with all of Tenant's reasonable security measures, Landlord 01· its agents may, upon reasonable prior notice (except in the case of emergency), enter the Premises at any reasonable time for the purpose of inspecting the same, supplying any service to be provided by Landlord to Tenant, making necessary alterations or repairs or for any other purpose permitted under this Lease and Landlord shall use reasonable efforts to minimize any disruption to or interference with Tenant's operations . Tenant shall have the right to accompany Landlord and its agents if Tenant so elects.

Section 23. Notices. Any notice given under this Lease shall be in writing and shall be hand delivered, emailed (with delivery confirmation requested and a hard copy to be delivered the following day by overnight mail) or mailed (by overnight courier), addressed as follows:

a.if to Tenant:
Henkel Technology Corporation
One Henkel Way, Rocky Hill, CT 06067 Attention: <Steven Essick, Head of Finance

With a copy to:

Henkel Technology Corporation
One Henkel Way, Rocky Hill, CT 06067
Attention: Jonathan M. Lewis, Assistant General Counsel

b.if to Landlord:
GCP Applied Technologies Inc.
62 Whittemore Avenue, Cambridge, MA 02140 Attention: Paul Hanlon

Any notice shall be deemed to have been given when hand delivered or emailed or, if mailed, one business days after mailing.

Section 24. Effect of Conveyance. In the event of any assignment or transfer of the Premises by Landlord, Landlord shall be and hereby is entirely relieved of all covenants and obligations of Landlord accruing afte1· the date of such transfer, and it shall be deemed and construed that any transferee has assumed and shall carry out all covenants and obligations thereafter to be performed by Landlord hereunder'.

Section 25. Parking. Tenant shall have the non-exclusive right to use throughout the Term up to twenty (20) unreserved parking spaces in the parking facilities located on the Properly. Tenant's parking spaces shall be unreserved and are to be used by Tenant, its employees and invitees in common with Landlord and other tenants of the Building and their employees and invitees; provided however, Tenant shall not be permitted to park in any spaces designated as reserved. Landlord reserves the right to build

Exhibit 10.2*

improvements upon, reduce the size of, relocate, reconfigure, eliminate, and/or make alterations or additions to such parking facilities at anytime.

Section 26. Signage. Landlord may, in Landlord's sole and absolute discretion, upon request by Tenant, provide Tenant with directory signage and other signage (taking into consideration Tenant's Pro Rata Share of the Building) at Tenant's cost and expense, in accordance with a design and at a location that is mutually acceptable to Landlord and Tenant and in accordance with applicable laws.

Section 27. Mechanic's Liens. Tenant will not permit any mechanic's or materialmen 's or other liens, charges or encumbrances to be incurred against the Premises, including for any labor or material furnished to Tenant in connection with work of any character performed on the Premises by or at the direction of Tenant. Tenant shall have the right to contest the validity or amount of any such lien, provided, however, such contest does not in Landlord's judgment threaten Landlord's interest in the Premises and/01· the Building. Upon the final determination of any contest, Tenant shall immediately pay any adverse judgment rendered with all costs, charges and other amounts due and shall have the lien released at the Tenant's expense. If Tenant desires to contest any such lien, then prior to commencing such contest it will furnish Landlord with a bond, if requested by the Landlord, to secure the payment of such obligation.
Section 28. Force Majeure. Performance Delays. In the event that either party hereto shall be delayed or hindered in or prevented from the performance of any of its respective obligations under the Lease, by reason of (i) the destruction, in whole or in part, of any building or improvement forming a part of the Premises, or (ii) strikes, or
a.lockouts, or (iv) labor troubles, or (v) war, whether declared or undeclared, or (vi) riot, or (vii) Act of God, or (viii) embargoes, or (ix) delays in transportation, or (x) inability to procure materials and/or labor, or failure of power, or (xii) restrictive governmental laws or regulations, whether valid or not, or (xiii) insurrection, or (xiv) any other reason other than financial, beyond the reasonable control of such pa11y, and not the fault of the party so delayed or hindered in or prevented from performing work or doing acts otherwise required under this Lease, then performance of such work or doing of such acts shall be excused for the period of the delay, and the period for the performance of such work or doing such acts shall be extended for a period equivalent to the period of such delay; provided, however, that the provisions of this section shall not operate so as to excuse or release Tenant from the prompt payment of Rent or other sums required to be paid by Tenant to Landlord or to other payees anywhere hereunder. Nothing herein shall relieve the party relying on such delay event from exercising commercially reasonable efforts to mitigate the effect of any such delay.

Section 29. Dispute Resolution. This Agreement shall be governed by and interpreted according to the Laws of the Commonwealth of Massachusetts without regard to its conflicts of laws provisions. Any legal suit, action or proceeding arising out of this Agreement, or the transactions contemplated hereby, shall be instituted in the relevant courts of Cambridge, Massachusetts and each pa11y irrevocably submits to the exclusive jurisdiction of such courts in any such suit, action or proceeding. The parties irrevocably and unconditionally waive any objection to the laying of venue of any suit, action or proceeding in such courts and irrevocably waive and agree not to plead or claim in any such court that any such suit, action or proceeding brought in any such court has been brought in an inconvenient form.

9

Exhibit 10.2*
Section 30, Deleted.

Section 31. Miscellaneous. This Lease shall in all respects be governed by and construed in accordance with the laws of the state in which the Premises are located. If any term of this Lease is held to be invalid or unenforceable by any court of competent jurisdiction, then the remainder of this Lease shall remain in full force and effect to the fullest extent possible under the Law, and shall not otherwise be affected or impaired. This Lease may not be amended, except by the written agreement of all parties hereto. Time is of the essence with respect to the performance of every provision of this Lease in which time of performance is a factor. This Lease shall, subject to the provisions regarding assignment and subletting, apply to and bind the respective heirs, successors, executors, administrators and assigns of Landlord and Tenant. The language in all parts of this Lease shall in all cases be construed as a whole according to its fair meaning, and not strictly for or against either Landlord or Tenant. The captions used in this Lease are for convenience only and shall not be considered in the construction or interpretation of any provision hereof. When a party is required to do something by this Lease, it shall do so at its sole cost and expense without right of reimbursement from the other party unless specific provision is made therefor. If either party brings any action or legal proceeding with respect to this Lease, the prevailing party shall be entitled to recover reasonable attorneys' and experts' fees and court costs. Whenever one patty's consent or approval is required to be given as a condition to the other party's right to take any action pursuant to this Lease, unless another standard is expressly set forth, such consent or approval shall not be unreasonably withheld, conditioned or delayed. Any executed copy of this Lease, including facsimile or .pdf copies, shall be deemed an original for all purposes. This Lease may be executed in multiple counterparts, each of which shall constitute an original and all of which, taken together, shall constitute a single instrument.

Section 32. Damages. Notwithstanding anything herein to the contrary, neither Landlord nor Tenant shall be liable to the other for any punitive, special or consequential damages, lost profits or other similar damages incurred in connection with this Lease.

Section 33. Notice of Activity and Use Limitation. Tenant acknowledges that one or more of the lands on which the Building and Premises are located are subject to an Activity and Use Limitation (the "AUL") pursuant to the terms of Massachusetts General Laws Chapter 21E, which AUL is recorded with the Middlesex South Registry of Deeds at Book 47069, Page 293 and filed with the Middlesex South Registry District of the Land Court as Document 1404318.

[Signature page follows]

10

Exhibit 10.2*

IN WITNESS WHEREOF, the parties have executed this Lease as of the day first above written.

LANDLORD:
GCP APPLIED TECHNOLOGIES INC.
a Delaware corporation
By: /s/ Paul Hanlon
Name: Paul Hanlon
Title: VP Global Supply Chain
Date: 01/10/2020

Tenant:
HENKEL CORPORATION
a Delaware corporation

By: /s/ Michael Olosky
Name: Michael Olosky
Title: President
Date: 01/18/2020

By: /s/ Laurie Andriate
Name: Laurie Andriate
Title: Corporate Vice President, Metals
Date: 01/21/2020

Exhibit 10.2*

<u>EXHIBIT A</u>

THE PREMISES, INCLUDING SHARED AREAS

Effective from July 3, 2019 through December 31, 2019

A
B
C
WHITTEMORE AVENUE
PARKING
BACK PARKING
DOCK
SECTION A
SOLVENT LAB - 1st FL.
WATERBASE LAB - 2nd FL.
COMPOUND TESTING - 2nd FL.
PILOT LAB - 2nd FL.
SECTION B
OFFICES - 1st FL.
SECTION C
STORAGE - 2nd FL. BUILDING 3
TECH SERVICE - 1st FL. BLDG 1
APPLICATION LAB - 1st FL. BLDG 1
DAREX/HENKEL SPACE ALLOCATION
POST GCPAT SPLIT - CAMBRIDGE - MA
GCP-4001-00002
A

Note: The areas shown as Sections A-C are for the exclusive use of Henkel until December 31, 2019
The areas shown as Sections A and B are for the exclusive use of Henkel thereafter.

12

Exhibit 10.2*

1.The Parties acknowledge that Tenant shall be not required to obtain air quality Limited Plan Approval ("LPA") as the Metropolitan Boston/Northeast Region of the Department of Environmental Protection, Bureau of Air and Waste has terminated the LPA bearing Application Np. MBR-00-IND-036, Class: BLW-AQ, FMF No:27297.
2.Tenant shall comply with all regulatory requirements with regards to water disposal.
3.Tenant shall comply with all federal and state hazardous waste regulatory requirements with regards to wastewater disposal.

Exhibit 10.2*

EXHIBIT B

GROSS MARKET RENT SCHEDULE

Gross Market Rent Schedule for July 3, 2019 through September 30, 2019

Category	Size / Amount	Unit	Cost per Unit	Total Monthly Cost (USD)	Total Annual Cost (USD)
Henkel	8,695	ft2	$65,58	$47,513	$570,159

Gross Market Rent Schedule for October 1, 2019 through December 31, 2019

Category	Size / Amount	Unit	Cost per Unit	Total Monthly Cost (USD)	Total Annual Cost (USD)
Henkel	8,830	ft2	$67,53	$49,687	$596,242

Gross Market Rent Schedule for Jan 1, 2020 through July 2, 2024

Category	Size / Amount	Unit	Cost per Unit	Total Monthly Cost (USD)	Total Annual Cost (USD)
Henkel	6,344	ft2	$63,16	$33,390	$400,686

The Parties acknowledge and agree that the Rent includes the cost of the equipment and installation of the new Security and Access Control system to be installed by the Landlord. The maximum amount of Rent for the Security and Access Control system is expected to be $92,844. Upon installation of the new Security and Access Control system, the Landlord shall provide the tenant with detailed information as to the total cost of the system. If the Security and Access Control system costs less than $92,844, than the Landlord shall reimburse Tenant the difference within 30 days after the final installation

14

Exhibit 10.2*

EXHIBIT C

Item A-1

Lab
Common
Office
1,300 Square Feet
630 Square Feet
BUILDING #29 – FIRST FLOOR PLAN

15

Exhibit 10.2*

The parties agree that the entrance located on the West Side of the building located on Whittemore Avenue will be enhanced, by a mutually agreeable design, in order to accommodate Henkel visitors.

EXHIBIT C (cont.)

Item A-2

Lab
Common
Office
3,085 Square Feet
12,500 Square Feet
314 sq.ft
EXISTING CONDITIONS FLOOR PLAN – BLDG #29
SCALE: 1/16" = 1'-0"

16

Exhibit 10.2*

EXHIBIT C (cont.)

	Location	Effective Date	Type	Area (sq.ft.)	Apportioned Common Area sq.ft.	Reference	Cost Per Unit ($/Sq.ft.)	Total Monthly Cost (USD)	Annual Lease Cost (USD)
SAPA Lease	Building 29 2nd Floo	7/1/2017-7/1/2019	Lab/Office	3.135					
	Building 28	7/1/2017-7/1/2019	Office	2.223					
	Building 1,2,3	7/1/2017-7/1/2019	Lab/Canning Line	9.937					
	Building 30	7/1/2017-7/1/2019	Storage	NA					
	Machine Shop	7/1/2017-7/1/2018		14.420					
				29.715	11.782		22	77.012	924.138
Post SAPA lease	Building 29 2nd Floo	Oct19-Term	Lab	3.085		Exhibit A-2	80	$ 20.611	$ 247.333
		July-Sept 19	Lab	2.100		Exhibit A-2	75	$ 13.125	$ 157.500
		Jan-Term	Office	314		Exhibit A-2	46	$ 1.204	$ 14.444
			Common Area	12.500	625	Exhibit A-2	51	$ 2.643	$ 31.713
							Total	$ 37.582	$ 450.989
	Building 28	02-07-19	Office	2.223		Exhibit A-1	46	$ 8.522	$ 102.258
	Building 29 1st Floor	July-Sept 2019	Lab	850		Exhibit A-3	75	$ 5.313	$ 63.750
			Office	-		Exhibit A-3		$ -	$ -
		July-Term	Common Area	1.930	97	Exhibit A-3	51	$ 412	$ 4.938
							Total	$ 5.724	$ 68.688
	Building 1,2,3	7/2/2019-12/31/2019	Lab	2.800		Exhibit A-4	75	$ 17.500	$ 210.000
	Building 30	02-07-19	Storage	NA	NA	NA	NA	NA	NA
							Total	$ 17.500	$ 210.000

	Period	Sq.ft.	Item #	Monthly Cost USD	Annual Cost USD
Total Square Footag	**7/2/2019-9/30/2019**	**8.695**	2,4,5,6,8,9	$ 47.513	$ 570.159
	10/1/2019-12/31/2019	**8.830**	1,4,5,8,9	$ 49.687	$ 596.242
	1/1/2020 - Term	**6.344**	1,3,4,5,8	$ 33.390	$ 400.686

17